UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☑                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to (§) 240.14a-12

(Name of Registrant As Specified In Its Charter)

KORN/FERRY INTERNATIONAL

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No Fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Notes:

1900 Avenue of the Stars, Suite 2600

Los Angeles, California 90067

August 26, 2011

Dear Stockholders:

It is my pleasure to invite you to attend the 2011 Annual Meeting of Stockholders (the “Annual Meeting”) of Korn/Ferry International. The Annual Meeting will be held on September 28, 2011 at 8:00 a.m. Pacific time at the Hyatt Regency Century Plaza Hotel in Century City located at 2025 Avenue of the Stars, Los Angeles, California 90067.

At the Annual Meeting we will vote on the items of business discussed in the attached notice and provide a report on our business operations.

We are delighted that you have chosen to invest in Korn/Ferry International and hope that, whether or not you attend the Annual Meeting, you will vote your shares as soon as possible. You may submit a proxy by mail by completing, signing and dating the enclosed proxy card and returning it in the postage prepaid envelope provided. You may also submit a proxy by telephone or via the Internet by following the instructions attached to the proxy card. Your vote is very important, and voting by proxy will ensure your representation at the Annual Meeting. You may revoke your proxy in accordance with the procedures described in the Proxy Statement at any time prior to the time it is voted at the Annual Meeting. If you attend the Annual Meeting, you may vote in person even if you previously provided a proxy by mail, telephone or the Internet.

Sincerely,

Kenneth Whipple
Chair of the Board

1900 Avenue of the Stars, Suite 2600

Los Angeles, California 90067

NOTICE OF 2011 ANNUAL MEETING

To Be Held On September 28, 2011

Important Notice Regarding the Availability of Proxy Materials for the

Stockholder Meeting to be Held on September 28, 2011.

The Proxy Statement and accompanying Annual Report to Stockholders are available at

http://ir.kornferry.com

To the Stockholders:

On September 28, 2011, Korn/Ferry International (the “Company”, “we”, “its” and “our”) will hold its 2011 Annual Meeting of Stockholders (the “Annual Meeting”) at the Hyatt Regency Century Plaza Hotel in Century City located at 2025 Avenue of the Stars, Los Angeles, California 90067. The Annual Meeting will begin at 8:00 a.m. Pacific time.

Only stockholders who owned our common stock as of the close of business on August 15, 2011 (the “Record Date”) can vote at the Annual Meeting or any adjournments or postponements thereof. The purposes of the Annual Meeting are to:

1. Elect the three directors named in the Proxy Statement accompanying this notice to serve on the Board of Directors (the “Board”) until the 2014 Annual Meeting of Stockholders;

2. Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s 2012 fiscal year;

3. Vote on an advisory resolution regarding executive compensation;

4. Vote on an advisory resolution regarding the frequency of future advisory votes regarding executive compensation;

5. Approve an amendment and restatement of our Employee Stock Purchase Plan (the “ESPP”) to, among other things, increase the number of shares of common stock that may be purchased under the ESPP by 1.5 million shares; and

6. Transact any other business that may be properly presented at the Annual Meeting.

The Board unanimously recommends that you vote your shares “FOR” all of its nominees to the Board, “FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s 2012 fiscal year, “FOR” the Company’s executive compensation, to conduct future advisory votes on executive compensation “EVERY YEAR” and “FOR” the amendment and restatement of the ESPP.

A quorum comprised of the holders of a majority of the outstanding shares of our common stock on the Record Date must be present or represented by proxy for the transaction of business at the Annual Meeting. Accordingly, it is important that your shares be represented. Whether or not you plan to attend the Annual Meeting, please vote promptly by mail, telephone or Internet. You may revoke your proxy at any time before it is voted by (1) sending a written revocation to the Corporate Secretary, (2) submitting a later-dated proxy, or (3) attending the Annual Meeting and voting in person.

This Proxy Statement is first being mailed to our stockholders on or about August 26, 2011. Please read the proxy materials carefully. Your vote is important and we appreciate your cooperation in considering and acting on the matters presented.

By Order of the Board of Directors,

Peter L. Dunn
Corporate Secretary and
General Counsel

August 26, 2011

Los Angeles, California

Annual Report to Stockholders	48
Communications with Directors	49
Submission of Stockholder Proposals for Consideration at the 2012 Annual Meeting	49
Stockholders Sharing an Address	49
APPENDIX A—Amended and Restated Employee Stock Purchase Plan	A

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

1.	Q:	Why am I receiving this Proxy Statement and the other enclosed materials?

	A:	The Board is providing these materials to you in connection with, and soliciting proxies for use at, the Annual Meeting, which will take place on September 28, 2011. As a stockholder on the Record Date, you are invited to attend the Annual Meeting and you are requested to vote on each of the proposals described in this Proxy Statement. You do not need to attend the Annual Meeting to vote your shares.

2.	Q:	What information is included in this Proxy Statement?

	A:	The information included in this Proxy Statement relates to, among other things, the proposals to be voted on at the Annual Meeting, the voting process and the compensation of the Company’s directors and executive officers.

3.	Q:	What proposals will be voted on at the Annual Meeting?

	A:	(1) The election of the three directors named in this Proxy Statement to serve on the Board until the 2014 Annual Meeting of Stockholders;

(2)    The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s 2012 fiscal year;

(3)    A non-binding advisory resolution regarding executive compensation;

(4)    A non-binding advisory resolution regarding the frequency of future non-binding stockholder votes regarding executive compensation; and

(5)    The approval of an amendment and restatement of the ESPP to, among other things, increase the number of shares of common stock that may be purchased under the ESPP by 1.5 million shares.

4.	Q:	How does the Board recommend I vote on each of the proposals?

	A:	The Board unanimously recommends that you vote your shares “FOR” all of its nominees to the Board, “FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s 2012 fiscal year, “FOR” the Company’s executive compensation, to conduct future advisory votes on executive compensation on “EVERY YEAR” and “FOR” the amendment and restatement of the ESPP.

5.	Q:	Who is entitled to vote at the Annual Meeting?

	A:	Holders of the Company’s common stock as of August 15, 2011 are entitled to vote at the Annual Meeting.

6.	Q:	How many votes is each share of common stock entitled to?

	A:	Each share of Company common stock outstanding as of the Record Date is entitled to one vote. As of the Record Date, there were 47,720,074 shares of Company common stock issued and outstanding.

7.	Q:	How do I vote?

	A:	You can vote in person at the Annual Meeting or by proxy. There are three ways to vote by proxy:

(1) By Mail—you can vote by mail by completing, signing and dating each proxy card you received and returning it in the postage prepaid envelope provided;

(2) By Telephone—you can vote by telephone by calling (866) 540-5760 and following the instructions on the proxy card; or

(3) By Internet—you can vote over the Internet at www.proxyvoting.com/kfy by following the instructions on the proxy card.

8.	Q:	Can I revoke my proxy after I have submitted it?

	A.	Yes, once you have submitted your proxy, you have the right to revoke your proxy at any time before it is voted by:

(1) Sending a written revocation to the Corporate Secretary;

(2) Submitting a later dated proxy; or

(3) Attending the Annual Meeting and voting in person.

If your shares are held in the name of a broker, bank or other nominee, you will receive instructions from the holder of record on how to vote your shares. You must follow the instructions of the holder of record in order for your shares to be voted.

9.	Q:	Who will count the votes?

	A:	Representatives of BNY Mellon Shareholder Services, the Company’s transfer agent, will count the votes and act as the inspector of election at the Annual Meeting.

10.	Q:	What does it mean if I receive more than one proxy card?

	A:	It means that your shares are registered differently and are in more than one account. Sign and return (or vote by telephone or over the Internet) all proxy cards to ensure that all your shares are voted.

11.	Q:	What shares are covered by the enclosed proxy card(s)?

	A:	The shares on the enclosed proxy card(s) represent all shares owned by you as of the Record Date (if you receive more than one proxy card, however, please see Question 10). These shares include shares (1) held directly in your name as the “stockholder of record” and (2) held for you as the “beneficial owner” through a broker, bank or other nominee. If you do not return your proxy card(s) or vote by telephone or over the Internet, your shares may not be voted (see Question 13 below). If you own shares that are held in our 401(k) plan, you will receive a proxy card for those shares also. While the trustees of the 401(k) plan will vote those shares, you are requested to return that proxy card to advise the trustees of your wishes with respect to the matters to be voted on.

12.	Q:	What is the difference between holding shares as a “stockholder of record” and as a “beneficial owner”?

	A:	You are a “stockholder of record” if your shares are registered directly in your name with the Company’s transfer agent. In that case, these proxy materials have been sent directly to you by the Company. As the stockholder of record, you have the right to grant your voting proxy to the Company or to vote in person at the Annual Meeting. We have enclosed a proxy card for you to use.

You are a “beneficial owner” if your shares are held in a brokerage account, including an Individual Retirement Account, by a bank or other nominee, including our 401(k) plan. If you are considered to be the beneficial owner of shares held in “street name”, these proxy materials are being forwarded to you by your broker, bank or other nominee, who is considered, with respect to those shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares. However, because you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting. Your broker, bank or other nominee has enclosed a voting instruction card for you to use.

13.	Q:	What if a beneficial owner does not provide the stockholder of record with voting instructions for a particular proposal?

	A:	If you are a beneficial owner and you do not provide the stockholder of record with voting instructions for a particular proposal, your shares may constitute “broker non- votes” with respect to that proposal. “Broker non-votes” are shares held by a broker, bank or other nominee with respect to which the holder of record does not have discretionary power to vote on a particular proposal and with respect to which instructions were never received from the beneficial owner. Shares that constitute broker non-votes with respect to a particular proposal will not be considered present and entitled to vote on that proposal at the Annual Meeting even though the same shares will be considered present for purposes of establishing a quorum and may be entitled to vote on other proposals. However, in certain circumstances, such as the appointment of the independent registered public accounting firm, the broker, bank or other nominee has discretionary authority and therefore is permitted to vote your shares even if the broker, bank or other nominee does not receive voting instructions from you. Due to recent changes to these rules, however, the election of directors at the Annual Meeting, the advisory votes on the Company’s executive compensation, frequency of future advisory votes on the Company’s executive compensation, and the approval of the ESPP will not be considered “routine” matters and as a result, your broker, bank or other nominee will not have discretion to vote on these matters at the Annual Meeting unless you provide applicable instructions to do so. Therefore, we strongly encourage you to follow the voting instructions on the materials you receive.

14.	Q:	What is the requirement to conduct business at the Annual Meeting?

	A:	In order to conduct business at the Annual Meeting, a “quorum” must be established. A “quorum” is a majority in voting power of the outstanding shares of common stock. A quorum must be present in person or represented by proxy at the Annual Meeting for business to be conducted. As discussed below, abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum.

15.	Q:	How are votes counted?

	A:	Shares of common stock that reflect abstentions are treated as present and entitled to vote for the purposes of establishing a quorum and for purposes of determining the outcome of any matter submitted to the stockholders for a vote. However, abstentions do not constitute a vote “for” or “against” any matter and thus will be disregarded in the calculation of a plurality. Shares of common stock that reflect broker non-votes are treated as present and entitled to vote for the purposes of establishing a quorum. However, for the purposes of determining the outcome of any matter as to which the broker or nominee has indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter, even though those shares are considered present and entitled to vote for the purposes of establishing a quorum and may be entitled to vote on other matters.

16.	Q:	What is the voting requirement to approve each proposal?

	A:	Directors are elected by a plurality. Therefore, the three nominees who receive the most votes will be elected. Abstentions and broker non-votes will not affect the outcome of the election. In respect of Proposals 2-3 and 5, to be approved, the proposal must receive the affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote on the proposal, whereas in the case of Proposal 4, the frequency that receives the affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote on the proposal will constitute the advisory recommendation of the Company’s stockholders. In determining the outcome of Proposals 2-5, abstentions have the effect of a negative vote, but broker non-votes will not affect the outcome.

17.	Q:	What happens if additional matters (other than the proposals described in this Proxy Statement) are presented at the Annual Meeting?

	A:	The Board is not aware of any additional matters to be presented for a vote at the Annual Meeting; however, if any additional matters are properly presented at the Annual Meeting, your proxy, whether submitted by mail, telephone or over the Internet, gives Gary D. Burnison and Michael A. DiGregorio authority to vote on those matters in their discretion.

18.	Q:	Who will bear the cost of the proxy solicitation?

	A:	The entire cost of the proxy solicitation will be borne by the Company. We hired D.F. King & Co., Inc. to assist in the distribution of proxy materials and solicitation of votes for approximately $10,000 plus reimbursement of any out of pocket expenses. Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to beneficial owners.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

The Board is divided into three classes, with one class elected at each annual meeting of stockholders. Directors of each class are elected to serve for three year terms. At the Annual Meeting, we will elect the three directors named in this Proxy Statement and the Board for the coming year will be comprised of eight directors. The directors elected at the Annual Meeting will serve as Class 2014 Directors for a term of three years. The nominees for election at the Annual Meeting to serve as Class 2014 Directors are Messrs. Gerhard Schulmeyer and Harry L. You and Ms. Debra J. Perry. Detailed biographical information regarding each of these nominees, as well as the other members of the Board whose service will continue beyond the Annual Meeting, is provided under the heading “Board of Directors.” We do not expect any of the nominees to become unavailable to stand for election, but should this happen the Board will designate a substitute for each unavailable nominee. Proxies voting for any unavailable nominee will be cast for that nominee’s substitute. Each of the nominees has consented to be named as a nominee in this Proxy Statement.

Required Vote

Directors are elected by a plurality. Therefore, the three nominees who receive the highest number of votes will be elected as directors.

Recommendation of the Board

The Board unanimously recommends that you vote “FOR” each of the nominees named above for election as a director.

PROPOSAL NO. 2—RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP

AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has approved the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2012. Ernst & Young LLP has served as the Company’s independent registered public accounting firm since March 2002. Ernst & Young LLP has unrestricted access to the Audit Committee to discuss audit findings and other financial matters. Neither the Company’s certificate of incorporation nor its bylaws requires that the stockholders ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm. However, we are requesting ratification because we believe it is a matter of good corporate practice. If the Company’s stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP, but may, nonetheless, retain Ernst & Young LLP as the Company’s independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in their discretion may change the appointment at any time if they determine that such change would be in the best interests of the Company and its stockholders. Representatives of Ernst & Young LLP will attend the Annual Meeting to answer appropriate questions and may also make a statement if they so desire.

Required Vote

Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm requires the affirmative vote of a majority of those shares present, either in person or by proxy, and entitled to vote at the Annual Meeting.

Recommendation of the Board

The Board unanimously recommends that you vote “FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2012.

PROPOSAL NO. 3—ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION

In accordance with Securities Exchange Act of 1934, as amended (the “Exchange Act”), and more specifically, Section 14A of the Exchange Act which was added under the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”), we are asking stockholders to approve an advisory resolution on the Company’s executive compensation as reported in this Proxy Statement. Our executive compensation program is designed to support the Company’s long-term success. As described below in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Compensation and Personnel Committee has structured our executive compensation program to achieve the following key objectives:

•	provide compensation packages to our executives that are competitive with our peer companies;

•

take individual and corporate performance into account in structuring the Company’s annual cash incentive and long-term incentive plans, so that the plans incentivize increases in stockholder value; and

•	align the interests of management with those of our stockholders through direct management ownership of Company common stock.

We urge stockholders to read the “Compensation Discussion and Analysis” below, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and related compensation tables and narrative below which provide detailed information on the compensation of our named executive officers. The Compensation and Personnel Committee and the Board believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our named executive officers reported in this Proxy Statement has supported and contributed to the Company’s success.

We are asking stockholders to approve the following advisory resolution at the 2011 Annual Meeting of Stockholders:

RESOLVED, that the stockholders of Korn/Ferry International (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers set forth in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and narrative in the Proxy Statement for the Company’s 2011 Annual Meeting of Stockholders.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board. Although non-binding, the Board and the Compensation and Personnel Committee will carefully review and consider the voting results when evaluating our executive compensation program.

Recommendation of the Board

The Board unanimously recommends that you vote “FOR” the Company’s executive compensation.

PROPOSAL NO. 4—ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES

ON EXECUTIVE COMPENSATION

We will provide an advisory vote on executive compensation at least once every three years. Pursuant to recently adopted Section 14A of the Exchange Act, in this Proposal 4 we are asking stockholders to vote on whether future advisory votes on executive compensation should occur every year, every two years or every three years.

After careful consideration, the Board recommends that future advisory votes on executive compensation occur every year. An annual advisory vote on executive compensation will allow our stockholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year and will be most useful to the Board and the Compensation and Personnel Committee. Accordingly, the Board recommends that you vote to conduct future advisory votes on executive compensation every year.

Stockholders will be able to specify one of four choices for this proposal on the proxy card: three years, two years, one year or abstain. Stockholders are not voting to approve or disapprove the Board’s recommendation. This advisory vote on the frequency of future advisory votes on executive compensation is non-binding on the Board. Notwithstanding the Board’s recommendation and the outcome of the stockholder vote, the Board may in the future decide to conduct advisory votes on executive compensation on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.

Recommendation of the Board

The Board unanimously recommends that you vote to conduct future advisory votes on executive compensation “EVERY YEAR.”

PROPOSAL NO. 5—APPROVAL OF AMENDED AND RESTATED EMPLOYEE STOCK

PURCHASE PLAN

On June 3, 2003, the Board adopted the 2003 Employee Stock Purchase Plan (the “ESPP”), and the Company’s stockholders subsequently approved the ESPP on September 10, 2003.

On August 15, 2011, the Board approved, subject to stockholder approval, the Amended and Restated Employee Stock Purchase Plan (the “A&R ESPP”) to increase the number of shares of common stock that may be purchased under the A&R ESPP by 1.5 million shares for a total of 3 million shares authorized under the A&R ESPP. Other than the increase in the number of shares authorized for issuance, and certain administrative changes, the ESPP and the A&R ESPP are identical.

As of August 15, 2011, 121,346 shares of common stock remained available for issuance under the ESPP. The proposed increase in the number of shares authorized for issuance under the A&R ESPP represents approximately 3% of the Company’s outstanding common stock as of the Record Date.

Reasons for the Proposed Amendment

The Board approved the A&R ESPP so that the Company can continue to grant its employees the ability to purchase shares thereunder at levels determined appropriate by the Board. The A&R ESPP helps to attract and retain employees because it provides eligible employees with the opportunity to become Company stockholders at favorable prices and participate in the Company’s success, aligning the interests of participating employees with those of stockholders.

Summary of the A&R ESPP

The principal provisions of the A&R ESPP are summarized below. This summary is not a complete description of all of the A&R ESPP’s provisions, and is qualified in its entirety by reference to the complete text of the A&R ESPP attached to this Proxy Statement as Appendix A. Capitalized terms not otherwise defined in this summary have the meaning set forth in the A&R ESPP.

Purpose

The purpose of the A&R ESPP is to assist eligible employees in acquiring a stock ownership interest in the Company, at favorable prices and upon favorable terms, pursuant to a plan which is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (“Internal Revenue Code”).

Administration

The A&R ESPP will be administered by the Board or a committee consisting of at least two members of the Board. The committee is authorized to decide questions of eligibility and to make rules and regulations for the administration and interpretation of the A&R ESPP. All determinations of the committee with respect to the A&R ESPP are final.

Eligibility

All employees who work 20 hours or more per week and who have been continuously employed by the Company or a participating subsidiary for at least six months are eligible to participate in the A&R ESPP. However, any employee who would own more than 5% of the voting power of the Company’s stock immediately after a grant under the A&R ESPP is not eligible to participate and no participant may purchase more than $25,000 of the Company’s stock in any one calendar year.

Shares Available under the A&R ESPP

The maximum number of shares of the Company’s common stock that may be purchased under the A&R ESPP is 3 million shares. Those shares of common stock may be either the Company’s authorized but unissued common stock or any of its shares of common stock held as treasury shares. The maximum number of shares of the Company’s common stock that any one individual may acquire in any offering period is 12,500. The Company may repurchase shares of common stock in the market in an amount equal to or less than the shares issued pursuant to the A&R ESPP, but is not required to do so. The maximum number of shares issuable under the A&R ESPP will be subject to adjustment for any dividend, stock split or other relevant change in the Company’s capitalization. On August 15, 2011, the closing price on the New York Stock Exchange of a share of the Company’s common stock was $16.48.

Operation of the A&R ESPP

The A&R ESPP operates in successive offering periods. Offering periods are typically six months in duration and, unless otherwise specified by the committee, will commence each January 1 and July 1, and end the following June 30 or December 31, respectively. Each employee who is eligible to participate in the A&R ESPP must file an election to have a portion of his or her compensation contributed to the A&R ESPP on an after-tax basis during each offering period in which he or she participates. On the first day of each offering period, each participant is deemed to have been granted an option to acquire shares of common stock of the Company. The option exercise price for each share is 85% of the fair market value of a share of common stock on the last day of the offering period. At the end of the offering period, each participant’s option is automatically exercised and the maximum possible number of whole shares of common stock are purchased using the amounts credited to the participant’s account to pay the exercise price of the option.

A&R ESPP Amendment and Termination

The Board may amend or terminate the A&R ESPP at any time. A&R ESPP amendments are not subject to stockholder approval unless required by law, the Internal Revenue Code or as deemed necessary or advisable by the Board. The A&R ESPP will automatically terminate ten years after the date of stockholder approval or, if earlier, when no shares remain available under the A&R ESPP or if and when the Board elects to terminate the A&R ESPP. The A&R ESPP and any outstanding options to purchase shares will terminate upon certain corporate events (such as dissolution of the Company or a merger in which the Company does not survive) and A&R ESPP contributions that have not been used to purchase stock will be refunded to participants.

New A&R ESPP Benefits

The actual number of shares that may be purchased by any individual under the A&R ESPP is not determinable in advance because the number is determined, in part, on the participant elections, contributed amount and the purchase price.

U.S. Federal Income Tax Consequences

The following is a brief description of the federal income tax treatment that will generally apply to the grant and exercise of rights under the A&R ESPP, based on federal income tax laws currently in effect. The exact federal income tax treatment of options will depend on the specific nature of any such option and the individual tax attributes of the participant. This summary is not intended to be a complete analysis and discussion of the federal income tax treatment of the A&R ESPP, and does not discuss gift or estate taxes or the income tax laws of any municipality, state or foreign country.

The A&R ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code and, as a result, employees who participate in the A&R ESPP will be afforded favorable tax treatment subject to meeting certain requirements specified by the Internal Revenue Code. In general, there are no federal income tax consequences to a participant upon the grant of the option to purchase shares under the A&R ESPP at the beginning of an offering period or upon its exercise at the end of an offering period. Upon the disposition of shares of common stock acquired upon exercise of an option, the participant will generally be subject to tax and the nature and amount of the tax will depend on whether the employee has satisfied the statutory holding period.

If the employee holds shares acquired under the A&R ESPP for at least two years from the grant date of his or her option and at least one year from the date he or she acquired the shares, any gain on the sale of the shares will be taxed as ordinary income to the extent of the lesser of (i) the amount by which the fair market value of the shares on the grant date (i.e., the first day of the offering period) exceeded the exercise price for the option, or (ii) the amount by which the fair market value of the shares on the date of sale exceeds the exercise price of the option. Any additional gain or loss will be taxed as long-term capital gain or loss.

If the participant sells or otherwise disposes of the shares before the expiration of the statutory holding period, then in the year of such “disqualifying” disposition, the participant will be required to recognize ordinary income equal to the difference between the fair market value of the shares on the date of the exercise of the option and the exercise price of the option. Any additional gain or loss will be short-term or long-term gain or loss depending on the length of time the employee has held the shares.

The Company is not entitled to any deduction with respect to the difference between the fair market value of the common stock and the option exercise price if the participant satisfies the statutory holding period described above. If shares are sold before the statutory holding period is satisfied, the Company receives a tax deduction for any ordinary income recognized by the participant in such event.

Required Vote

Approval of the A&R ESPP requires the affirmative vote of a majority of those shares present, either in person or by proxy, and entitled to vote at the Annual Meeting.

Recommendation of the Board

The Board unanimously recommends that you vote “FOR” the approval of the Company’s A&R ESPP.

THE BOARD OF DIRECTORS

The Board is divided into three classes: (1) Class 2012 Directors, who will serve until the 2012 Annual Meeting of Stockholders; (2) Class 2013 Directors, who will serve until the 2013 Annual Meeting of Stockholders; and (3) Class 2014 Directors, who will serve until the 2014 Annual Meeting of Stockholders. Following the Annual Meeting there will be three Class 2012 Directors, two Class 2013 Directors, and three Class 2014  Directors.

Director Qualifications

The Board believes that the Board, as a whole, should possess a combination of skills, professional experience and diversity of backgrounds necessary to oversee the Company’s business. In addition, the Board believes there are certain attributes every director should possess, as reflected in the Board’s membership criteria discussed below. Accordingly, the Board and the Nominating and Corporate Governance Committee consider the qualifications of directors and director candidates individually and in the broader context of the Board’s overall composition and the Company’s current and future needs.

The Nominating and Corporate Governance Committee is responsible for developing and recommending Board membership criteria to the full Board for approval. The criteria, which are set forth in the Company’s Corporate Governance Guidelines, include a reputation for integrity, honesty and adherence to high ethical standards, strong management experience, current knowledge and contact in the Company’s industry or other industries relevant to the Company’s business, and the ability to commit sufficient time and attention to Board and committee activities. The Nominating and Corporate Governance Committee seeks a variety of occupational, educational, and personal backgrounds on the Board in order to obtain a range of viewpoints and perspectives and to enhance the diversity of the Board in such areas as professional experience, geography, race, gender, ethnicity and age. While the Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity, the Nominating and Corporate Governance Committee does believe it is essential that Board members represent diverse viewpoints and backgrounds. The Nominating and Corporate Governance Committee periodically evaluates the composition of the Board to assess the skills and experience that are currently represented on the Board, as well as the skills and experience that the Board will find valuable in the future, given the Company’s current situation and strategic plans. This periodic assessment enables the Board to update the skills and experience it seeks in the Board as a whole, and in individual directors, as the Company’s needs evolve and change over time and to assess effectiveness of efforts at pursuing diversity. In identifying director candidates from time to time, the Nominating and Corporate Governance Committee may establish specific skills and experience that it believes the Company should seek in order to constitute a balanced and effective board.

In evaluating director candidates, and considering incumbent directors for renomination to the Board, the Nominating and Corporate Governance Committee takes into account a variety of factors. These include each nominee’s independence, financial literacy, personal and professional accomplishments, and experience, each in light of the composition of the Board as a whole and the needs of the Company in general, and for incumbent directors, past performance on the Board. The table below sets forth information about the three nominees for Class 2014 Directors and the directors whose terms of office continue beyond the Annual Meeting, including each such person’s specific experience, qualifications, attributes and skills that led our Board to conclude that such nominee/director should serve on our Board. The process undertaken by the Nominating and Corporate Governance Committee in recommending qualified director candidates is described below under “Corporate Governance—Board Committees—Nominating and Corporate Governance Committee.”

Nominees for Class 2014 Directors

The following table sets forth certain information regarding the nominees for Class 2014 Directors.

Name	Age	Business Experience	Director Since
Gerhard Schulmeyer	72	Mr. Schulmeyer is owner of Gerhard LLC, a management consulting company. From January 2002 to July 2006, Mr. Schulmeyer was Professor of Practice at the MIT Sloan School of Management. Mr. Schulmeyer also served as President and Chief Executive Officer of Siemens Corporation, the holding company for the U.S. business of Siemens AG (Munich, Germany), a world leader in electrical engineering and electronics in the information and communications, automation and control, power, transportation, medical and lighting fields, from 1999 until 2001. From 1994 through 1998, Mr. Schulmeyer was President and Chief Executive Officer of Siemens Nixdorf, Munich/Paderborn. Mr. Schulmeyer previously served on the board of directors of Alcan Inc. from July 1996 to October 2007, Zurich Financial Services from July 1998 to April 2007, and Ingram Micro, Inc. from July 1999 to June 2010. Mr. Schulmeyer’s senior executive management positions in large multi-national corporations, and his international operational experience, business acumen, academic credentials, and board and committee experience allow him to bring valuable insight and knowledge to the Board.	1999

Harry L. You	52	Mr. You has served as Executive Vice President, Office of the Chairman, of EMC Corporation, an information infrastructure solutions company, since February 2008. Mr. You was the Chief Executive Officer of BearingPoint, Inc., a management and technology consulting company, from March 2005 until November 2007. Mr. You was the Chief Financial Officer and Executive Vice President of Oracle Corporation from July 2004 through March 2005. From July 2001 through July 2004, Mr. You was the Chief Financial Officer of Accenture Ltd. Prior to that, he was a managing director with Morgan Stanley, a subsidiary of Morgan Stanley & Co., Inc., and Senior Vice President of the General Industrial Group at Lehman Brothers Inc. Mr. You’s executive management, financial accounting expertise and technology sector experience allow him to bring valuable insight and knowledge to the Board.	2004

Debra J. Perry	60	Ms. Perry currently serves on the boards of directors of two mutual funds, BofA Funds Series Trust (elected June 2011) and the Sanford C. Bernstein Fund, Inc. (elected July 2011). From 2004 to 2008, Ms. Perry served on the board of directors of MBIA Inc. and from 2004 to 2011 she was a member of the board of directors and chair of the human resources and compensation committee of CNO Financial Group, Inc. (formerly Conseco). She worked at Moody’s Corporation from 1992 to 2004. From 2001 to 2004, Ms. Perry was a senior managing director in the Global Ratings and Research Unit of Moody’s Investors Service, Inc. where she oversaw the Americas Corporate Finance, Leverage Finance and Public Finance departments. From 1999 to 2001, Ms. Perry served as Chief Administrative Officer and Chief Credit Officer, and from 1996 to	2008

Name	Age	Business Experience	Director Since
1999, she was a group managing director for the Finance, Securities and Insurance Rating Groups of Moody’s Corporation. Ms. Perry has also been a managing member of Perry Consulting LLC, an advisory firm specializing in credit risk management and governance within the financial industry since 2008. Ms. Perry’s executive management, corporate governance, finance and analytical expertise and her board and committee experiences allow her to bring valuable insight and knowledge to the Board.

Class 2012 Directors

The following table sets forth certain information regarding the Class 2012 Directors.

Name	Age	Business Experience	Director Since
Kenneth Whipple	76	Mr. Whipple is currently non-executive Chair of the Board of the Company. He recently retired as Chairman and a director of CMS Energy Corporation, which through its subsidiaries operates an energy company in Michigan. Mr. Whipple served as Chairman of CMS Energy Corporation from May 2002 until his retirement in May 2010 and as a director from 1993 until his retirement in May 2010. Mr. Whipple also previously served as Chief Executive Officer of CMS Energy Corporation from May 2002 through September 2004. Mr. Whipple served as Executive Vice President of Ford Motor Company from 1988 to 1999. He served as Chairman and Chief Executive Officer of Ford Motor Credit Company from 1997 to 1999. He previously served as Chairman and Chief Executive Officer of Ford of Europe, Inc. from 1986 to 1988. He is a member of the Advisory Board of Miller Buckfire & Co., LLC. Mr. Whipple’s chairman, executive management, and board experiences allow him to bring valuable insight and knowledge to the Board.	2004

Denise Kingsmill	64	Baroness Kingsmill was appointed to Great Britain’s House of Lords in 2006. She was invested as Commander, Order of the British Empire (C.B.E) in 2000, and currently sits on the House of Lords Economic Affairs Committee. From 1997 to 2003, Baroness Kingsmill was Deputy Chairman of the Competition Commission and also chaired the United Kingdom’s Department of Trade and Industry’s accounting for people task force. She also served as a senior advisor to the Royal Bank of Scotland from 2005 until 2008. In February 2011, Baroness Kingsmill was elected to the board of directors of Betfair Group, PLC, an online sports betting provider. She also serves on the Audit Committee of Betfair Group PLC. In May 2011, Baroness Kingsmill also joined the supervisory board of E.ON AG, an investor owned public utility company. In addition, Baroness Kingsmill is a member of the Microsoft European Policy Board, a member of the PriceWaterhouseCoopers Advisory Board, an independent non-executive director of International Airline Group (formed by the merger of British Airways PLC and Iberia) since November 2004 and a non-executive director for APR Energy	2009

Name	Age	Business Experience	Director Since
		(formerly Horizon Acquisition Company PLC). She also previously served as a senior advisor and member of the Board of Trustees for Cambridge University Business School. Baroness Kingsmill’s advisory, director and international market experience allow her to bring valuable insight and knowledge to the Board.

George T. Shaheen	67	Mr. Shaheen was Chairman and Chief Executive Officer of Entity Labs, a privately held technology solution company from 2006 through 2009. He was Chief Executive Officer of Siebel Systems, Inc., a CRM software company, which was purchased by Oracle in January 2006, from April 2005 to January 2006. He was Chief Executive Officer and Global Managing Partner of Andersen Consulting, which later became Accenture, from 1989 to 1999. He then became CEO and Chairman of the Board of Webvan Group, Inc. from 1999 to 2001. Mr. Shaheen serves on the boards of NetApp, PRA International, 24/7 Customer, Voxify and Univita Health. He is a member of the Advisory Board of the Marcus & Millichap Company, and the Strategic Advisory Board of Genstar Capital. From January 2007 until April 2011, Mr. Shaheen served on the board of directors of newScale. He has served as IT Governor of the World Economic Forum, and was a member of the Board of Advisors for the Northwestern University Kellogg Graduate School of Management. He has also served on the Board of Trustees of Bradley University. Mr. Shaheen received a BS degree and a MBA from Bradley University. Mr. Shaheen’s executive management, consulting, board and advisory experiences allow him to bring valuable insight and knowledge to the Board.	2009

Class 2013 Directors

The following table sets forth certain information regarding the Class 2013 Directors.

Name	Age	Business Experience	Director Since
Edward D. Miller	70	Mr. Miller is the former President and Chief Executive Officer of AXA Financial, Inc., where he held such positions from August 1997 through May 2001. During that time, he also served as Chairman and Chief Executive Officer of AXA Financial, Inc.’s principal subsidiary, AXA Client Solutions, and as a director of AXA Financial, Equitable Life, Alliance Capital and Donaldson, Lufkin & Jenrette. He also served as a member of the supervisory board and as a senior advisor to the Chief Executive of AXA Group from June 2001 through April 2003. Prior to joining AXA Financial, Mr. Miller enjoyed a successful 35-year career in banking. Mr. Miller began his banking career at Manufacturers Hanover Trust, where he garnered increasing responsibility and recognition. In 1988, he was named Vice Chairman, a position he held until 1991, when the company merged with Chemical Bank. Three years later, he was elected President. In 1996, upon the merger with Chase Manhattan, he became Senior Vice Chairman. While at Chase, Mr. Miller directed two of the largest financial services combinations in history at the time—the successful mergers of The Chase Manhattan Corporation	2002

Name	Age	Business Experience	Director Since
		and Chemical Bank and of Chemical Bank and Manufacturers Hanover Trust. Currently, in addition to his service as a director of the Company, he is also a director and member of the compensation committee of American Express Company and a member of the Advisory Boards of CAI and Hudson Clean Energy and previously served as a director of KeySpan Corporation and TOPPS Company, Incorporated. Mr. Miller’s executive management, board and committee chair experience allow him to bring valuable insight and specific knowledge to the Board.

Gary D. Burnison	50	Mr. Burnison has served as President and Chief Executive Officer of the Company since July 2007. He was the Executive Vice President and Chief Financial Officer of the Company from March 2002 until June 30, 2007. He also served as Chief Operating Officer of the Company from November 2003 until June 30, 2007. From 1999 to 2001, Mr. Burnison was Principal and Chief Financial Officer of Guidance Solutions and from 1995 to 1999 he served as an executive officer and member of the board of directors of Jefferies and Company, Inc., the principal operating subsidiary of Jefferies Group, Inc. Prior to that, Mr. Burnison was a partner at KPMG Peat Marwick. Mr. Burnison’s current service as the President and Chief Executive Officer and formerly as Chief Operating Officer, brings to the Board in-depth knowledge of the Company’s business, operations, employees and strategic opportunities.	2007

CORPORATE GOVERNANCE

The Board held five meetings during fiscal 2011. Each of the directors attended at least 75% of the Board meetings and the meetings of committees of which they were members in fiscal 2011. Directors are expected to attend each annual meeting of stockholders. All directors attended the 2010 Annual Meeting of Stockholders in person.

Director Independence

The Board has determined that as of the date hereof a majority of the Board is “independent” under the independence standards of the New York Stock Exchange (“NYSE”). The Board has determined that the following directors and director-nominees are “independent” under the independence standards of the NYSE: Kenneth Whipple, Edward Miller, Debra J. Perry, Gerhard Schulmeyer, Harry L. You, Denise Kingsmill and George T. Shaheen. For a director to be “independent”, the Board must affirmatively determine that such director does not have any material relationship with the Company. To assist the Board in its determination, the Board reviews director independence in light of the categorical standards set forth in the NYSE’s Listed Company Manual. Under these standards, a director cannot be deemed “independent” if, among other things:

•	the director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer of the Company;

•

the director has received, or has an immediate family member who received, during any 12 month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•

(1) the director or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor, (2) the director is a current employee of such a firm, (3) the director has an immediate family member who is a current employee of such a firm and personally works on the Company’s audit, or (4) the director or an immediate family member was within the last three years a partner or employee of such firm and personally worked on the Company’s audit within that time;

•

the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serve or served on that company’s compensation committee; or

•

the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of the other company’s consolidated gross revenues.

The independent directors of the Board meet regularly in executive sessions outside the presence of management. Mr. Kenneth Whipple presides at all executive sessions of the independent directors.

Board Leadership Structure

The Company’s Corporate Governance Guidelines provide that the Board is free to select its Chair and CEO in the manner it considers to be in the best interests of the Company and that the role of Chair and CEO may be filled by a single individual or two different persons. This provides the Board with flexibility to decide what leadership structure is in the best interest of the Company at any point in time. Currently, the Board is led by an independent, non-executive Chair, Mr. Kenneth Whipple. Mr. Whipple was elected by the Board to serve as Chair until the Company’s 2013 annual stockholder meeting. The Board has determined that having an independent director serve as Chair of the Board is in the best interests of the Company at this time as it allows the Chair to focus on the effectiveness and independence of the Board while the CEO focuses on executing the Company’s strategy and managing the Company’s business. In the future, the Board may determine that it is in the bests interests of the Company to combine the role of Chair and CEO.

Board’s Oversight of Enterprise Risk and Risk Management

The Board plays an active role, both as a whole and also at the committee level, in overseeing management of the Company’s risks. Management is responsible for the Company’s day-to-day risk management activities. The Company has established an enterprise risk framework for identifying, aggregating and evaluating risk across the enterprise. The risk framework is integrated with the Company’s annual planning, audit scoping and control evaluation management by its internal auditor. The review of risk management is a dedicated periodic agenda item for the Audit Committee, whose responsibilities include periodically reviewing management’s financial risk assessment and risk management policies, the Company’s major financial risk exposures, and the steps management has taken to monitor and control such exposures. The Company’s other Board committees also consider and address risk during the course of their performance of their committee responsibilities. Specifically, the Compensation and Personnel Committee oversees the Company’s assessment and management of risk related to the Company’s compensation plans, policies and overall philosophy, discussed in more detail below, and the Nominating and Corporate Governance Committee oversees risks associated with operations of the Board and its governance structure. Further, at each Board meeting the General Counsel reports on litigation and other legal risks that may affect the Company. The full Board monitors risks through regular reports from each of the Committee chairs and the General Counsel, and is apprised of particular risk management matters in connection with its general oversight and approval of corporate matters. We believe the division of risk management responsibilities described above provides an effective framework for evaluating and addressing the risks facing the Company, and that our Board leadership structure supports this approach because it allows our independent directors, through the independent committees and non-executive Chair, to exercise effective oversight of the actions of management.

Assessment of Risk Related to Compensation Programs. During fiscal 2011, the Company completed an inventory of its executive and non-executive compensation programs globally, with particular emphasis on incentive compensation plans and programs. Based on this inventory, the Company evaluated the primary components of its compensation plans and practices to identify whether those components, either alone or in combination, properly balanced compensation opportunities and risk. As a result of this evaluation, the Company concluded that risks arising from the Company’s compensation policies and practices are not reasonably likely to have a material adverse impact on the Company.

Board Committees

Although the full Board considers all major decisions, the Company’s bylaws permit the Board to have the following standing committees to more fully address certain areas of importance: (1) an Audit Committee, (2) a Compensation and Personnel Committee and (3) a Nominating and Corporate Governance Committee. The members of the standing committees as of the date hereof are set forth in the table below:

Name	Audit	Compensation and Personnel	Nominating and Corporate Governance
Denise Kingsmill		X
Edward D. Miller		X	X (Chair)
Gerhard Schulmeyer		X (Chair)	X
George T. Shaheen	X		X
Debra J. Perry	X (Chair)
Harry L. You	X

Audit Committee. Among other things, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm, reviews the independent registered public accounting firm’s qualifications and independence, reviews the plans and results of the audit engagement with the independent registered public accounting firm, approves professional services provided by the independent registered public accounting firm, approves financial reporting principles and policies, considers the range of audit and non-audit fees, reviews the adequacy of the Company’s internal accounting controls and works to ensure the integrity of financial information supplied to stockholders. The Audit Committee is also available to receive reports, suggestions, questions and recommendations from the Company’s independent registered public accounting firm, the Chief Financial Officer and the General Counsel. It also confers with these parties in order to help assure the sufficiency and effectiveness of the programs being followed by corporate officers in the area of compliance with legal and regulatory requirements, business conduct and conflicts of interest. The Audit Committee is composed entirely of non-employee directors whom the Board has determined are “independent directors” under the applicable listing standards of the NYSE and the applicable rules of the Securities and Exchange Commission (“SEC”). The Board, in its business judgment, has determined that Messrs. You and Shaheen qualify as “audit committee financial experts” as that term is defined in Item 407(d)(5) of Regulation S-K under the Exchange Act, and that Ms. Perry is “financially literate,” under the NYSE rules. The Audit Committee met fifteen times in fiscal 2011. The Audit Committee operates pursuant to a written charter adopted by the Board, which is available on the Company’s website at www.kornferry.com in the Corporate Governance section of the About Us webpage and in print to any stockholder that requests it. Any such request should be addressed to Korn/Ferry International, 1900 Avenue of the Stars, Suite 2600, Los Angeles, California 90067, Attention: Corporate Secretary.

Compensation and Personnel Committee. Among other things, the Compensation and Personnel Committee approves and oversees the Company’s compensation programs, including incentive and stock option programs provided to members of the Company’s senior management group, including the Company’s Chief Executive Officer, Chief Financial Officer and two other most highly compensated executive officers, reviews the compensation of directors for service on the Board and its committees, and approves or recommends to the Board, as required, specific compensation actions, including salary adjustments, annual cash incentives, stock option grants and employment contracts for the Chief Executive Officer and other members of the Company’s senior management group. The Compensation and Personnel Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee consisting solely of members of the Compensation and Personnel Committee who are non-employee directors and outside directors. The Board has determined that all members of the Compensation and Personnel Committee are “independent directors” under the applicable listing standards of the NYSE. The Compensation and Personnel Committee met six times during fiscal 2011. The Compensation and Personnel Committee operates pursuant to a written charter adopted by the Board, which is available on the Company’s website at www.kornferry.com in the Corporate Governance section of the About Us webpage and in print to any stockholder that requests it. Any such request should be addressed to Korn/Ferry International, 1900 Avenue of the Stars, Suite 2600, Los Angeles, California 90067, Attention: Corporate Secretary.

Nominating and Corporate Governance Committee. Among other things, the Nominating and Corporate Governance Committee recommends criteria to the Board for the selection of nominees to the Board, evaluates all proposed nominees, recommends nominees to the Board to fill vacancies on the Board, and, prior to each annual meeting of stockholders, recommends to the Board a slate of nominees for election to the Board by the stockholders at the annual meeting. The Nominating and Corporate Governance Committee also seeks possible nominees for the Board and otherwise serves to aid in attracting qualified nominees to be elected to the Board. In evaluating nominations, the Nominating and Corporate Governance Committee considers a variety of criteria, including business experience and skills, independence, judgment, integrity, the ability to commit sufficient time and attention to Board activities and the absence of potential conflicts with the Company’s interests. While the Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity, it also takes into account the diversity of the Board when considering director nominees. The Board has determined that all members of the Nominating and Corporate Governance Committee are “independent directors” under the applicable listing standards of the NYSE. The Nominating and Corporate Governance Committee met five times in fiscal 2011. The Nominating and Corporate Governance Committee operates pursuant to a written charter adopted by the Board, which is available on the Company’s website at www.kornferry.com in the Corporate Governance section of the About Us webpage and in print to any stockholder that requests it. Any such request should be addressed to Korn/Ferry International, 1900 Avenue of the Stars, Suite 2600, Los Angeles, California 90067, Attention: Corporate Secretary. Stockholders may recommend director nominees by mailing submissions to Korn/Ferry International, 1900 Avenue of the Stars, Suite 2600, Los Angeles, California 90067, Attention: Corporate Secretary. Any stockholder recommendations for director are evaluated in the same manner as all other candidates considered by the Nominating and Corporate Governance Committee.

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics that is applicable to all directors, employees and officers (including the Company’s Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer). Among other things, the Code of Business Conduct and Ethics requires directors, employees and officers to maintain the confidentiality of all information entrusted to them (except when disclosure is authorized or legally mandated); to deal fairly with the Company’s clients, service providers, suppliers, competitors and employees; to protect Company assets; and for those who have a role in the preparation and/or review of information included in the Company’s public filings, to report such information accurately and honestly. It also prohibits directors, employees and officers from using or attempting to use their position at the Company to obtain an improper personal benefit. The Code of Business Conduct and Ethics is available on the Company’s website at www.kornferry.com in the Corporate Governance section of the About Us webpage and in print to any stockholder that requests it. Any such request should be addressed to Korn/Ferry International, 1900 Avenue of the Stars, Suite 2600, Los Angeles, California 90067, Attention: Corporate Secretary. We intend to post on the Company’s website amendments, if any, to the Code of Business Conduct and Ethics, as well as any waivers thereunder, with respect to our officers as required to be disclosed by the SEC rules.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines, which among other things, impose limits on the number of directorships each member of the Board may hold (the Chief Executive Officer of the Company may not sit on more than two boards of directors of public companies (other than the Company), while all other directors may not sit on more than six boards of directors of public companies (other than the Company)); specifies the criteria to be considered for a director candidates; and requires non-management directors to meet periodically without management. Additionally, the guidelines require that, when a director’s principal occupation or business association changes substantially during his or her tenure as a director, that director is required to provide written notice of such change to the chair of the Nominating and Corporate Governance Committee, and agree to resign from the Board if the Board determines to accept such resignation. The Nominating and Corporate Governance Committee must then review and assess the circumstances surrounding such change, and recommend to the Board any appropriate action to be taken. The Corporate Governance Guidelines are available on the Company’s website at www.kornferry.com in the Corporate Governance section of the About Us webpage and in print to any stockholder that requests it. Any such request should be addressed to Korn/Ferry International, 1900 Avenue of the Stars, Suite 2600, Los Angeles, California 90067, Attention: Corporate Secretary.

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

The Company’s executive compensation program is designed to align the interests of our named executive officers with the interests of our stockholders by rewarding them:

•   for effectively building stockholder value; and

•   for the achievement of both long-term and short-term strategic and operational goals.

The compensation for our named executive officers is comprised of the following:

Component	Description
Base Salary	Fixed cash income sufficient for basic retention and recruiting purposes.
Annual Cash Incentives	Annual cash incentive reward based upon Company financial performance including fee revenue, diluted earnings per share (“EPS”) and strategic objectives.
Long-Term Incentives (Equity Awards)	Equity grants that align executives with overall company performance through a combination of: • performance-based vesting; and • time-based vesting.
Other Compensation Elements	Generally available employee benefits, limited perquisites, participation in the Company’s nonqualified deferred compensation plan, and, in the case of the Chief Executive Officer and Chief Financial Officer, severance benefits.

Our named executive officers are:

•	Gary Burnison, President and Chief Executive Officer.

•	Michael DiGregorio, Executive Vice President and Chief Financial Officer.

•

Ana Dutra, Executive Vice President of Korn/Ferry and Chief Executive Officer of Leadership and Talent Consulting (“LTC”), the Company’s comprehensive blend of talent management service offerings such as leadership development, enterprise learning, organization transformation, talent portfolio management and board effectiveness.

•	Byrne Mulrooney, Chief Executive Officer of Futurestep, the Company’s outsourced and mid-level recruiting subsidiary.

Fiscal 2011: Solid Performance

Despite the continued uncertainty in the global economic environment, the Company significantly improved its financial and operating performance during fiscal 2011, as compared to fiscal 2010. While the Company benefited to some extent from better economic conditions, it also outperformed its peers on a relative basis. The Company’s performance reflected the contributions of the named executive officers and, consistent with the Company’s policy of tying cash and equity-based incentives to the performance of the Company, the awards to the named executive officers for fiscal 2011 reflect the Company’s strong performance.

During fiscal 2011, the Company achieved a number of significant financial and operational results including:

•	Consistent Growth. The Company generated eight consecutive quarters of fee revenue growth over the course of fiscal 2010 and fiscal 2011.

•	Increased Fee Revenue. The Company generated $744 million in fee revenue during fiscal 2011. This is a 30% increase from fee revenue for fiscal 2010.

•	Increased Operating Income. The Company’s operating income for fiscal 2011 was $85.7 million, increasing by $88.5 million compared to fiscal 2010.

•	Increased Net Income. The Company’s net income for fiscal 2011 was $58.9 million, improving more than 10 times year-over-year.

•	Increased EPS. For fiscal 2011, the Company’s EPS was $1.27, which represents over a 10 times increase compared to fiscal 2010.

•

Increased Stockholder Value. On April 29, 2011, the closing price on the New York Stock Exchange of a share of the Company’s common stock was $20.71, which represented an increase of approximately 28% compared to a closing price of $16.21 on April 30, 2010.

In addition to these fiscal 2011 results, the Company also made significant advancements and achieved significant accomplishments on its strategic objectives (some of these accomplishments are described below under “Decisions and Actions—Annual Cash Compensation”). The strategic objectives are capsulated into four overall initiatives:

1.	Drive an integrated, solutions-based “go-to-market” strategy that utilizes all three of our service lines to develop customer relationships and product offerings customized to fit specific client needs;

2.	Deliver unparalleled client excellence;

3.	Extend and elevate the Company’s brand; and

4.	Advance the Company as a premier career destination.

New Developments

What Changed	Description
Peer Group

For fiscal 2012, the Compensation and Personnel Committee (the “Committee”) reviewed and modified the peer group to a broader number of publicly traded companies that are comparably sized to the Company and are principally or in significant part involved in either professional staffing or consulting.

Clawback Policy

Added a clawback provision to fiscal 2011 cash bonuses paid to our CEO, CFO and Principal Accounting Officer. Adopted general clawback policy that will apply to all of the named executive officers with respect to incentive payments and performance-based equity awards made after July 12, 2011.

Stock Ownership Guidelines	The Nominating and Corporate Governance Committee adopted amended stock ownership guidelines that require (1) each named executive officer to own three times his/her annual salary in common stock and (2) each non-employee director to own three times his/her annual cash retainer in common stock.

EXECUTIVE COMPENSATION PHILOSOPHY AND OVERSIGHT

Philosophy

The Company is a premier global provider of talent management solutions and a premier provider of executive recruitment, leadership consulting services and middle management solutions. The Company is uniquely positioned to help its clients with their human capital needs by assisting to attract, deploy, develop and reward their talent. The Company’s unique global positioning allows it to maintain enhanced brand visibility and to attract and retain high-caliber consultants. The Company provides its services to a broad range of clients through the expertise of more than 471 consultants located in 35 countries throughout the world. Accordingly, the Company’s executive officers must have the skills and experience to manage and motivate an organization spread over a large number of countries with varying business and regulatory environments. The market for these talented individuals is competitive. The Company’s compensation philosophy focuses on ensuring the right candidates can be attracted, retained and properly rewarded for their contributions.

The Committee is guided by the following principles in establishing and assessing compensation programs and policies for the named executive officers:

•

Total compensation (base salary, annual cash incentive and long-term incentive payments) must be competitive with other major executive recruiting firms (and to some extent a broader group of human capital companies and similarly-sized publicly traded companies);

•

Individual annual cash incentive and equity-based awards should be closely tied to the performance of the Company as a whole, as well as to the team and individual performance of the named executive officer; and

•

The interests of senior management and the Company’s stockholders should be aligned through direct ownership of Company common stock and by providing a meaningful portion of each named executive officer’s total compensation in the form of equity-based incentives.

Oversight of Compensation Programs

The Committee has direct responsibility for determining the compensation of the named executive officers, having been delegated authority by the Board for the oversight of compensation for the Company’s senior management and the Company’s overall compensation programs, including the Second Amended and Restated 2008 Stock Incentive Plan (the “2008 Plan”).

The Committee retains compensation consultants to assist it in assessing the competitiveness of the named executive officers’ compensation. Historically, the Committee had retained Towers Watson & Co. as its compensation consultant. In connection with the spin-off in 2010 of a portion of Towers Watson & Co.’s compensation consulting division (now called Pay Governance LLC), the Committee considered and discussed alternative compensation consultants and determined to retain Frederic W. Cook & Co. as its compensation consultant. Pay Governance provided services to the Compensation and Personnel Committee through August 2010, which was the period during which the fiscal 2011 compensation decisions were made. Frederic W. Cook & Co, Inc. has provided services to the Compensation and Personnel Committee commencing in September 2010. No other fees were paid to these compensation consultants except as such fees related to their services to the Committee.

Use of a Peer Group

The Company does not set a relative percentile positioning for total compensation as a target for named executive officer pay levels. Rather, the Company reviews total compensation and the mix of the compensation components relative to the peer group as one of the factors in determining if compensation is adequate to attract and retain executive officers with the unique set of skills necessary to manage and motivate our global human capital management firm.

Because a number of the Company’s peer organizations are privately-held, precise information regarding executive officer compensation practices among the Company’s competitor group is difficult to obtain. In addition, even when such data is available, meaningful differences in size, complexity and organizational structure among the Company’s competitor group make direct comparisons of compensation practices problematic. In assessing the competitiveness of the Company’s named executive officer compensation, the Committee relies on information obtained from the proxies of publicly-traded competitors, information derived from data obtained from other public sources with respect to competitor organizations, and the general knowledge of the Committee and its consultant with regard to the market for senior management positions.

During fiscal 2011, the Committee used the following companies as a peer group:

Heidrick & Struggles International, Inc.	SFN Group, Inc. (formerly Spherion)
True Blue, Inc.	Kforce Inc.
Robert Half International Inc.	Towers Watson & Co.
Kelly Services, Inc.	Hudson Highland Group
Manpower

This peer group was primarily selected based upon criteria such as business lines, operating model, customer base, revenue, market capitalization and entities with which the Company competes for stockholder investment. Revenue and market capitalization data for this peer group (and for the fiscal 2012 peer group described below) is the following:

	Market capitalization (as of 8/5/11)	Revenues*
Fiscal 2011 Peer Group Median	$630 million	$1.7 billion
Fiscal 2012 Peer Group Median	$669 million	$1 billion
Korn/Ferry	$855 million	$776 million

*	Peer company revenues computed for 12 months ending as of the applicable company’s most recent quarterly or annual report (as of August 5, 2011).

At the beginning of fiscal 2012, the Committee modified and expanded the peer group. The Committee believed that the comparative analysis process would be improved by expanding the number of companies used for such purposes and by removing two companies that no longer were comparable in size.

Manpower was removed due to its significantly larger total revenue and market capitalization and Hudson Highland Group was removed due to its significantly lower market capitalization. Eight companies were added to the peer group for fiscal 2012 (they are identified in the following chart with an asterisk) due to their comparable market capitalization and revenues. Although many of the new companies are not direct competitors, they have comparable business models or are in the broadly similar professional services industry. The Committee and Company believe the expanded group of professional services firms is more reflective of similar-sized companies in terms of market capitalization and revenue, and therefore provides a more meaningful comparison of stock performance and executive compensation data. This new peer group is set out below and is the same peer group used in the performance graph in the Company’s Annual Report on Form 10-K for fiscal year 2011:

CBIZ, Inc*	Navigant Consulting, Inc.*
FTI Consulting, Inc.*	Resources Connection, Inc.*
Heidrick & Struggles International, Inc.	Robert Half International Inc.
Huron Consulting Group Inc.	SFN Group, Inc. (formerly Spherion)
ICF International, Inc.*	The Corporate Executive Board Company*
Insperity, Inc.*	The Dun & Bradstreet Corporation*
Kelly Services, Inc.	Towers Watson & Co.
Kforce Inc.	TrueBlue, Inc.

While the Committee does not target a particular position relative to its peer group, in determining the salary, annual cash incentive and long-term incentive levels for each named executive officer, the Committee does consider the range of salary, annual cash incentive and long-term incentive levels that the peer group provides to similarly situated executives and intends that the levels provided to each named executive officer fall within that range. The salary, annual cash incentive and long-term incentive levels for fiscal 2011 fell within this range and are generally intended to be within the 25th to 75th percentile of the range.

ELEMENTS OF COMPENSATION

The Company’s named executive officer compensation program consists of three main elements: (1) base salary, (2) annual cash incentives, and (3) long-term incentives. The Company also provides its named executive officers with other benefits, such as health insurance and retirement benefits, and some perquisites. The Company strives to align the mix and level of each compensation element in a manner consistent with attracting, deploying, developing and rewarding the best talent available to achieve its strategic objectives.

Base Salary

Base salary is intended to compensate named executive officers for services rendered during the fiscal year and to provide sufficient fixed cash income for retention and recruiting purposes. Named executive officer base salary levels are reviewed on an annual basis by the Committee. In addition to competitive data from the peer group, additional data is obtained from other sources with respect to non-public competitor organizations. The Committee also incorporates its perspective and the market knowledge of its compensation consultants related to senior management positions in assessing base salary levels. The data gathered regarding the peer group companies with respect to fiscal year 2011 compensation decisions was also reviewed and assessed by Pay Governance LLC. Further, the Committee takes into consideration individual performance of each named executive officer and, with respect to the named executive officers other than the Chief Executive Officer, input from the Chief Executive Officer.

Annual Cash Incentives

Annual cash incentives are intended to motivate and reward named executive officers for achieving performance and strategic goals over a one-year period. The Committee determines annual cash incentive amounts based upon a number of factors including performance goals, strategic objectives, competitive data, individual performance, and the terms of employment contracts, as described in more detail below. While the Committee does take into consideration performance against performance goals and strategic objectives for the year, it retains discretion in determining actual bonus payouts. Annual cash incentives are typically paid in cash, but the Committee has discretion to pay a portion of the annual cash incentive in equity or other long-term incentives.

The performance goals with respect to our annual cash incentive program typically include metrics such as revenue, operating income, EPS or EPS growth. The Company also typically selects various strategic objectives such as recruiting and retention, productivity of consultants, diversification of revenues, brand awareness and customer satisfaction. At the beginning of fiscal 2011, the Committee determined that the financial metrics for 2011 would be fee revenue and EPS and that equal weight should be given to (1) the fee revenue goal, (2) the EPS goal, and (3) the strategic goals taken as a whole; the Committee retained, however, its ability to evaluate achievement against these factors as it deemed most appropriate. After the end of the fiscal year the Committee then evaluated the achievement of the performance and strategic goals relative to the target and maximum annual cash incentive amounts established for the named executive officers in their employment contracts. For Mr. Burnison, the target bonus is equal to 100% of his base salary and the maximum bonus is equal to 200% of his base salary. For Mr. DiGregorio, the target bonus is equal to 75% of his base salary and the maximum bonus is equal to 150% of his base salary. Ms. Dutra has a target of $650,000 for her target bonus and long-term incentives, in the aggregate. Mr. Mulrooney has a target of $400,000 for his target bonus and long-term incentives, in the aggregate.

Long-Term Incentives

Long-term incentives are intended to align the named executive officers’ interests with those of stockholders and encourage the achievement of the long-term goals of the Company. Long-term incentives are also designed to motivate and help retain top talent. To accomplish these objectives the Committee has discretion to make grants of options, time-based restricted stock or performance-based awards, as well as contributions to the Company’s non-qualified deferred compensation plan (described below) that vest over time.

The Committee determines long-term incentive award amounts based upon a number of factors including competitive data, total overall compensation provided to each named executive officer, Company performance during the fiscal year preceding the year of grant, historic grants, and any applicable agreements with the named executive officers. The various factors are not given specific weights; the Committee retains discretion to consider items as it deems appropriate.

Historically and in fiscal 2011, consistent with his employment contract, our Chief Executive Officer received annual equity grants with a target grant value (i.e., shares awarded for target performance) equal to 2 times base salary, paid 50% in performance shares and 50% in time-based restricted stock. The Committee has determined that this amount falls within the range of long-term incentives provided by the peer group companies. As described below, the Committee determined for fiscal 2011 that this was an appropriate level of equity grant to properly align the interests of our Chief Executive Officer with the Company’s long-term goals, taking into account his individual performance and market compensation levels. As further described below, the CEO was awarded an additional grant of 34,830 shares of restricted stock in recognition of his performance and the Company’s solid performance during fiscal 2010. Pursuant to his employment contract, Mr. DiGregorio is eligible to receive annually at the close of each fiscal year an award of performance-based restricted stock, with a target grant value of 37.5% of his annual base salary and a grant of time-based restricted stock and/or stock options, with a target grant value of 37.5% of his annual base salary. As disclosed above, pursuant to their letter agreements, Ms. Dutra has an aggregate target of $650,000 for her target bonus and long-term incentives, in the aggregate, and Mr. Mulrooney has an aggregate target of $400,000 for his target bonus and long-term incentives, in the aggregate.

DECISIONS AND ACTIONS

Base Salary

There were no changes to the base salaries of the Company’s named executive officers during fiscal 2011 as the Committee determined based on competitive data and general market knowledge that the base salary levels of the named executive officers were appropriate.

Annual Cash Incentives

The performance goals chosen at the beginning of fiscal 2011 for the year were fee revenues of $685 million and EPS of $0.87. The Committee considers these goals key indicators of Company performance since they capture both overall Company growth and the ability of the Company to translate the growth into net income. Actual results for the year significantly exceeded the goals: fee revenues were $744 million and EPS were $1.27.

The strategic objectives for fiscal 2011 consisted of improving the Company’s position with regard to driving an integrated, solutions-based go-to-market strategy, delivery of unparalleled client excellence, extension and elevation of the Company’s brand, and the advancement of the Company as a premier career destination. Strong performance against these objectives is considered difficult to achieve given the continuing uncertain economic environment. Despite this, the Committee concluded that the Company had performed very well against these strategic objectives in fiscal 2011.

Consistent with past practice, in determining annual cash incentive amounts for fiscal 2011, the Committee considered a number of factors in addition to the goals described above, including competitive data, individual performance, and the terms of employment contracts. In assessing performance against the Company’s performance goals, the Committee noted the Company’s solid performance during fiscal 2011, including the other achievements discussed in the section above entitled “Fiscal 2011: Solid Performance.”

In determining Mr. Burnison’s and Mr. DiGregorio’s annual cash incentive for fiscal 2011, the Committee recognized the Company’s enhanced performance and the difficulty of the Company’s objectives in the economic environment that existed during fiscal 2011. In addition, the Committee considered, among other accomplishments, that under their leadership non-executive recruitment revenue increased, the number of engagements with more than one of the Company’s service offerings increased, the number of recruitment engagements for board and CEO positions increased, the number of premier partnership accounts increased and the average fee amount of executive search engagements increased.

In addition to the factors described herein, when determining the amount of Ms. Dutra’s annual cash incentive amount for fiscal 2011, the Committee considered the performance of the LTC relative to strategic objectives established for LTC for the fiscal year, the financial performance of LTC, and Ms. Dutra’s individual performance. The strategic objectives established for LTC for fiscal 2011 consisted of recruitment and retention of executives and key employees, increasing the productivity of consultants, integration of acquisitions, maintaining and expanding brand awareness and increasing client satisfaction. The Committee determined that LTC had performed well against these objectives and that Ms. Dutra’s individual performance as the CEO of LTC had been a key contributor to the success of LTC. For instance, the Committee considered that under Mr. Dutra’s leadership the number of engagements with more than one of the Company’s service offerings increased and she was able to attract and retain key talent.

In addition to the factors described herein, when determining the amount of Mr. Mulrooney’s annual cash incentive amount for fiscal 2011, the Committee considered the performance of Futurestep, including its profitability and revenue, the Company’s strategic objectives as they applied to Futurestep, and Mr. Mulrooney’s individual performance. The Committee determined that Futurestep had performed well against these objectives and that Mr. Mulrooney’s individual performance as the CEO of Futurestep had been a key contributor to the success of Futurestep. For instance, the Committee considered that under Mr. Mulrooney’s leadership Futurestep’s total revenue increased and he was able to attract and retain key talent.

For Messrs. Burnison, DiGregorio, Mulrooney, and Ms. Dutra, the Committee awarded annual cash incentive amounts as follows: Mr. Burnison-$1,000,000, Mr. DiGregorio-$509,752, Ms. Dutra-$600,000 and Mr.  Mulrooney-$500,000.

Long-Term Incentive Awards

As described below, in fiscal 2011, the named executive officers received a mix of time- and performance-based restricted stock. Like performance-based restricted stock, time-based restricted stock aligns the interests of the named executive officers’ with stockholders because the future value of the award is dependent upon the Company’s performance, but also adds an element of retention as the award is expected to have value even in a difficult economic environment.

Below we discuss equity grants made during fiscal 2011, the payout of the performance shares granted in 2008 for which the three-year performance period ended in fiscal 2011, and the equity grants made during fiscal 2012.

Fiscal Year 2011 Awards

Performance Shares

•

Mr. Burnison was awarded restricted stock with performance related vesting with a target amount of 42,750 shares, a maximum amount of 85,500 shares, and a minimum amount of zero. These performance shares have a three-year performance period after which the number of shares that vest may range from 0-85,500 depending upon the Company’s total stockholder return (the “TSR”) over the three-year performance period relative to the fiscal 2011 peer group of companies listed above. Such shares are subject to full forfeiture and will only vest if the Company meets certain performance targets at the end of three years from the grant date. If the Company’s TSR is less than zero, then the pay-outs will be modified to reduce the percentage of the target.

•

Performance shares were also granted to the other named executive officers in the following target amounts: Mr. DiGregorio, 12,800 shares (maximum of 25,600 shares and minimum of zero), and Ms. Dutra, 9,600 shares (maximum of 19,200 shares and minimum of zero). Mr. Mulrooney was not awarded any restricted stock in fiscal 2011. He was, however, awarded time-based restricted stock at the end of fiscal 2010 in connection with the commencement of his employment with the Company.

The table below outlines the vesting of the performance shares granted in fiscal 2011 relative to the fiscal 2011 peer group.

Relative Ranking*	Payout as % of Target
1	200%
2	180%
3	160%
4	140%
5	120%
6 (target)	100%
7	75%
8	50%
9 (threshold)	25%
10	0%

*	Relative Ranking refers to the Company’s TSR over the three-year performance period relative to the TSR of the peer group companies over the same three-year performance period. If any member of the peer group ceases to be a public company due to merger, dissolution, or any other reason, the relative ranking and target table above is appropriately revised.

Time-Based Restricted Stock

•

Mr. Burnison was awarded 42,750 shares of time-based restricted stock. The award vests in four equal annual installments beginning on June 17, 2011. In addition, Mr. Burnison was also awarded an additional grant of 34,830 shares of restricted stock in recognition of his performance and the Company’s above market performance during fiscal 2010. This restricted stock award vested in full on June 17, 2011.

•

Time-based restricted stock grants were awarded to the other named executive officers as follows: Mr. DiGregorio 12,800 shares, and Ms. Dutra 19,200 shares. The restricted stock awarded vests in four equal annual installments beginning on July 12, 2011.

Performance Shares for the Three-Year Performance Cycle Ending April 30, 2011

April 30, 2011 marked the end of the three-year performance cycle for the performance shares granted to Mr. Burnison in fiscal 2008. The Company’s relative total stockholder return over the three-year performance period ranked 4th out of 10, resulting in 53,690 shares (equal to 140% of the target) vesting on July 11, 2011.

Fiscal Year 2012 Awards

After the close of fiscal 2011 and as will be described in more detail in the proxy for fiscal 2012, the Company granted time-vesting restricted stock and performance shares to the named executive officers, in part to reward performance in fiscal 2011. The shares were similar in design to the awards granted in fiscal 2011 and were granted in the following amounts:

	Restricted Stock	Performance Shares (at target*)
Mr. Burnison	30,820	30,820
Mr. DiGregorio	7,840	7,840
Ms. Dutra	11,740	5,870
Mr. Mulrooney	8,810	4,400

*	Maximum performance results in double the target payout and minimum performance results in zero payout.

OTHER COMPENSATION ELEMENTS

Generally Available Benefits and Perquisites

The Company provides named executive officers the same benefits that are provided to all employees, including medical, dental and vision benefits, group term life insurance and participation in the Company’s 401(k) plan. In addition, the named executive officers receive the benefits provided to all employees at the level of vice president and above including an automobile allowance, participation in the Company’s nonqualified deferred compensation plan (described below) and reimbursement for medical expenses not reimbursed under the group medical plan, typically up to $2,500 per annum. In addition, Mr. Mulrooney is provided with a cash stipend in the annual amount of $100,000 pursuant to the terms of his letter agreement.

Nonqualified Deferred Compensation Plan

The Company maintains a nonqualified deferred compensation plan, known as the Korn/Ferry International Executive Capital Accumulation Plan (“ECAP”). Pursuant to the ECAP, the named executive officers, along with all other U.S.-based vice presidents, may defer up to 90% of their salary and/or up to 100% of their annual incentive award into the ECAP. Participants in the ECAP make elections on how they would like their deemed account “invested” from a set line up of 17 pre-determined mutual funds. At its discretion, the Company may make contributions to the ECAP on behalf of a participant. All Company matching and performance contributions to the ECAP are approved by the Committee. During fiscal 2011 no Company contributions were made to the ECAP on behalf of the named executive officers.

Employment Agreements

Each of the Company’s named executive officers is covered by an employment or letter agreement that provides for a minimum annual level of salary, target annual cash incentive, eligibility for long-term incentives and benefit eligibility. The agreements with Messrs. Burnison and DiGregorio also provide for a severance benefit in the event of a termination of employment without “cause” or for “good reason,” as such terms are defined in the agreements. It is the Compensation and Personnel Committee’s belief that such agreements are necessary from a competitive perspective and also contribute to the stability of the management team.

The change in control benefits for Mr. Burnison include a gross-up payment in connection with Section 280G of the Internal Revenue Code (referred to as the “Section 280G gross-up”). The Section 280G tax on “excess parachute payments” is assessed, in part, based on Form W-2 income over the five year period preceding a termination in connection with a change in control. Thus, the amount of tax imposed varies depending on factors such as whether the executive officer elected to defer compensation or to exercise stock options. The Section 280G gross-up payment is intended to make certain that the payments and benefits actually received by Mr. Burnison, net of tax, are consistent with our compensation decisions and do not vary arbitrarily due to the operation of the tax rules. For these reasons, we believe that the provision of the Section 280G gross-up payment for Mr. Burnison is appropriate. The Company will no longer provide for Section 280G gross-up payments in future employment and/or severance arrangements.

Please refer to the “Employment Agreements” and “Potential Payments Upon Termination or Change of Control” for further discussion of these employment agreements.

OTHER POLICIES

Stock Ownership Guidelines

To further align the named executive officers’ interests with those of our stockholders, in June 2011, the Board and the Nominating and Corporate Governance Committee adopted amended and restated stock ownership guidelines for the Company. The amended guidelines provide that all named executive officers are required to own three times their annual salary in Company common stock and all non-employee directors are required to own three times their annual cash retainer in Company common stock. Stock ownership includes direct stock ownership but does not include unvested stock awards. Pursuant to the stock ownership guidelines, the stock ownership level will be calculated annually on the day of the Company’s annual meeting of stockholders based on the prior thirty-day average closing stock price as reported by the NYSE. Each named executive officer and director has five years from the later of the effective date of the guidelines (June 14, 2011) or the date appointed to such position to meet the ownership requirements. All of our named executive officers are either in compliance with the stock ownership guidelines or are on track to be in compliance within the applicable time period.

Clawback Policy

On July 12, 2011, the Board of Directors adopted a clawback policy applicable to all incentive payments and performance-based equity awards granted to executive officers or the principal accounting officer after July 12, 2011. Additionally, the clawback policy applies to the annual cash incentive payments to Messrs. Burnison, DiGregorio and the Principal Accounting Officer with respect to fiscal 2011 performance. Pursuant to the policy, in the event that the Board determines there has been an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws, the Board will review all applicable incentive payments and if such payments would have been lower had they been calculated based on such restated results, the Board may, to the extent permitted by governing law, seek to recoup for the benefit of the Company such payments to and/or equity awards held by executive officers or the principal accounting officer who are found personally responsible for the material restatement, as determined by the Board.

Internal Revenue Code Section 162(m)

As one of the factors in the review of compensation matters, the Committee considers the anticipated tax treatment to the Company. The deductibility of some types of compensation for named executive officers depends upon the timing of a named executive officer’s vesting or exercise of previously granted rights or on whether such plans qualify as “performance-based” plans under the provisions of the tax laws. The Committee usually seeks to satisfy the requirements necessary to allow the compensation of its named executive officers to be deductible under Section 162(m) of the Internal Revenue Code, but may also approve compensation that is not deductible under Section 162(m).

COMPENSATION AND PERSONNEL COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation and Personnel Committee has reviewed and discussed the Compensation Discussion and Analysis (the “CD&A”) for the fiscal year ended April 30, 2011 with management. In reliance on the reviews and discussions with management relating to the CD&A, the Compensation and Personnel Committee has recommended to the Board, and the Board has approved, that the CD&A be included in this Proxy Statement.

Compensation and Personnel Committee

Gerhard Schulmeyer, Chair Denise Kingsmill Edward D. Miller

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2011, at all times, all members of the Compensation and Personnel Committee were “independent”, none were employees or former employees of the Company and none had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. None of our executive officers served on the compensation committee or board of directors of another entity whose executive officer(s) served on our Compensation and Personnel Committee or Board.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Fiscal 2011, 2010 and 2009 Summary Compensation Table

The following table sets forth information with respect to the total compensation paid or earned by each of the named executive officers in fiscal 2011, 2010 and 2009.

Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)		All Other Compensation ($)		Total ($)
Gary D. Burnison,	2011	700,000		—	1,987,649	—	1,000,000	33,136	(3)	14,133	(4)	3,701,782
President and Chief	2010	589,424		—	1,804,720	—	650,000	36,433	(3)	8,713		3,052,857
Executive Officer	2009	658,333		—	1,443,494	—	—	6,044	(3)	15,785		2,117,612

Michael A. DiGregorio,	2011	475,000		—	379,008	—	509,752	—		11,202	(5)	1,347,962
Executive Vice President	2010	417,148	(6)	—	—	286,650	622,500	—		8,220		1,334,518
and Chief Financial Officer

Ana Dutra,	2011	450,000		—	417,696	—	600,000	—		15,789	(7)	1,483,485
Executive Vice President	2010	432,693		—	199,973	139,180	450,000	—		8,633		1,230,479
and Chief Executive	2009	450,000		—	—	—	450,000	—		7,013		907,013
Officer of Leadership and Talent Consulting

Byrne Mulrooney,	2011	300,000		—	—	—	500,000	—		110,029	(8)	910,029
Chief Executive Officer of	2010	22,884		—	400,012	—	—	—		10,989		433,885
Korn/Ferry International Futurestep, Inc.

(1)	Represents the aggregate grant date fair value of awards granted during the fiscal year, calculated in accordance with Accounting Standards Codification, 718, Compensation-Stock Compensation. Certain assumptions used to calculate the valuation of the awards are set forth in Note 4 to the notes to consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended April 30, 2011. The maximum outcome for the performance based stock awards would be as follows: Mr. Burnison, $1,525,320, Mr. DiGregorio, $402,176, and Ms. Dutra, $301,632. For performance shares, the grant date fair value is based on the probable outcome of the applicable performance conditions, measured using a Monte Carlo simulation valuation model. The simulation model applies a risk-free interest rate and an expected volatility assumption. The risk-free rate is assumed to equal the yield on a three-year Treasury bond on the grant date. Volatility is based on historical volatility for the 36-month period preceding the grant date. For Mr. Burnison, the assumed per-share value for the June 17, 2010 annual grants was $17.84, for the July 8, 2009 annual grants was $10.54, and for the July 10, 2008 annual grants was $20.04. For Mr. DiGregorio and Ms. Dutra, the assumed per-share value for the July 12, 2010 annual grants was $15.71. Certain stock award amounts for fiscal 2009 and 2010 have been revised from the disclosure of such amounts in prior proxy statements to reflect the aggregate grant date fair value of such awards granted during such fiscal year, calculated in accordance with Accounting Standards Codification, 718, Compensation-Stock Compensation.
(2)	Reflects bonuses earned in the applicable fiscal year and paid in the following year.
(3)	The values in the table represent, for each applicable fiscal year, the aggregate change in the actuarial present value of Mr. Burnison’s accumulated benefit under the Executive Wealth Accumulation Plan (the “EWAP”) from the pension plan measurement date used for financial statement reporting purposes with respect to the Company’s audited financial statements for the prior completed fiscal year to the pension plan measurement date used for financial statement reporting purposes with respect to the Company’s audited financial statements for the covered fiscal year. As discussed under “Fiscal 2011 Pension Benefits,” participants in the EWAP elected to participate in a “deferral unit” that required the participant to contribute a portion of their compensation for an eight year period, or in some cases, make an after tax contribution, in return for defined benefit payments from the Company over a fifteen year period generally at retirement age of 65 or later. Mr. Burnison is the only named executive officer that participates in the EWAP. To date, Mr. Burnison has contributed $55,200 to the EWAP. In June 2003, the Company amended the EWAP plan, so as not to allow new participants or the purchase of additional deferral units by existing participants.
(4)	Represents an auto allowance of $5,400, executive long-term disability insurance premium and/or imputed income of $960, executive short term life insurance premium and/or imputed income of $1,375, executive medical expense reimbursements of $2,273, and employer matching contributions to the 401(k) savings plan in the amount of $4,125.
(5)	Represents an auto allowance of $5,400, executive long-term disability insurance premium and/or imputed income of $960, executive short term life insurance premium and/or imputed income of $1,129, and executive medical expense reimbursements of $3,713.

(6)	Mr. DiGregorio’s base salary for fiscal year 2010 was $475,000. Mr. DiGregorio joined the Company on May 14, 2009 which was after the commencement of fiscal 2010.
(7)	Represents an auto allowance of $5,400, executive long-term disability insurance premium and/or imputed income of $960, executive short term life insurance premium and/or imputed income of $1,101, executive medical expense reimbursements of $4,203, and employer matching contributions to the 401(k) savings plan in the amount of $4,125.
(8)	Represents an auto allowance of $5,400, executive long-term disability insurance premium and/or imputed income of $960, executive short term life insurance premium and/or imputed income of $937, a cash stipend of $100,000 (per his letter agreement) and executive medical expense reimbursements of $2,732.

Fiscal 2011 Grants of Plan-Based Awards

The following table sets forth information with respect to non-equity incentive plan compensation and equity awards granted in fiscal 2011 to the named executive officers, in the case of the equity awards, under the 2008 Plan.

Name	Grant Date	Estimated Future Payments Under Non-Equity Incentive Plan Awards			Estimated Future Payments Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards
		Threshold ($)	Target ($)	Maximum ($)(1)	Threshold (#)	Target (#)	Maximum (#)
Gary D. Burnison	6/17/2010	—	—	—	—	—	—	42,750	—	—	675,023
	6/17/2010	—	—	—	—	—	—	34,830	—	—	549,966
	6/17/2010	—	—	—	10,688	42,750	85,500	—	—	—	762,660
	—	—	(2)	2,025,000	—	—	—	—	—	—	—

Michael A. DiGregorio	7/12/2010	—	—	—	—	—	—	12,800	—	—	177,920
	7/12/2010	—	—	—	3,200	12,800	25,600	—	—	—	201,088
	—	—	(3)	1,425,000	—	—	—	—	—	—	—

Ana Dutra	7/12/2010	—	—	—	—	—	—	19,200	—	—	266,880
	7/12/2010	—	—	—	2,400	9,600	19,200	—	—	—	150,816
	—	—	(4)	1,350,000	—	—	—	—	—	—	—

Byrne Mulrooney	—	—	(5)	900,000	—	—	—	—	—	—	—

(1)	Maximum potential payout under section 162(m) compliant plan; Committee retains complete negative discretion to award lesser amount.
(2)	Mr. Burnison has an annual target incentive award equal to 100% of his base salary.
(3)	Mr. DiGregorio has an annual target incentive award equal to 75% of his base salary.
(4)	Ms. Dutra has an annual target incentive award (cash incentive and long-term equity) of $650,000.
(5)	Mr. Mulrooney has an annual target incentive award (cash incentive and long-term equity) of $400,000.

Employment Agreements

Certain elements of compensation set forth in the “Summary Compensation Table” and “Grants of Plan-Based Awards Table” reflect the terms of employment or letter agreements entered into between the Company and each of named executive officers that were in effect as of April 30, 2011.

Gary D. Burnison. We entered into an employment agreement with Mr. Burnison dated April 24, 2007 (the “Burnison Employment Agreement”) pursuant to which Mr. Burnison serves as Chief Executive Officer. Pursuant to the Burnison Employment Agreement, we agreed to provide Mr. Burnison with the following annual compensation: (1) an annual base salary of $575,000; (2) participation in the Company’s annual cash incentive plan with an annual target award of 100% of annual base salary and the ability to earn additional amounts up to a maximum cash award of 200% of annual base salary; and (3) subject to approval of the Board, participation in the Company’s equity incentive program, pursuant to which Mr. Burnison was initially eligible to receive (a) a grant of restricted stock with a target grant value of $900,000; (b) an award of performance shares with a target grant value of 100% of annual base salary; and (c) an annual grant of restricted stock with a target grant value of 100% of annual base salary.

The Committee increased Mr. Burnison’s base salary from $675,000 to $700,000 effective May 1, 2010 following a temporary salary reduction that was in place from July 1, 2009 through April 30, 2010 at the request of Mr. Burnison as a result of the economic environment at the start of fiscal 2010.

Michael A. DiGregorio. We entered into an employment agreement (the “DiGregorio Employment Agreement”) with Michael DiGregorio as Executive Vice President and Chief Financial Officer of the Company on May 14, 2009. Pursuant to the terms of the DiGregorio Employment Agreement, Mr. DiGregorio receives an annual base salary of $475,000 and is eligible for an annual target cash incentive award equal to 75% of his annual base salary with the ability to earn additional amounts up to a maximum cash award equal to 150% of his annual base salary. For fiscal 2010, Mr. DiGregorio was entitled to receive a guaranteed cash incentive award of no less than $225,000, payable in 24 equal semi-monthly installments, subject to Mr. DiGregorio’s continued employment. On June 6, 2009, per the terms of the DiGregorio Employment Agreement, Mr. DiGregorio received an initial one-time stock option award with a target grant value of 75% of his annual base salary which vests in four annual installments from the effective date of grant, in each case subject to Mr. DiGregorio’s continued employment. Commencing with the completion of fiscal 2010, Mr. DiGregorio is eligible to receive annually at the close of each fiscal year (a) an award of performance shares, with a target grant value of 37.5% of his annual base salary, which will be earned at the end of, and based on the Company’s performance during, a performance period of 3 years; and (b) a grant of restricted stock and/or stock options, with a target grant value of 37.5% of his annual base salary, which will vest in four annual installments from the effective date of grant, in each case subject to Mr. DiGregorio’s continued employment.

Ana Dutra. We entered into a letter agreement with Ana Dutra on January 16, 2008 (the “Dutra Letter Agreement”). The Dutra Letter Agreement provides for (1) an annual base salary of $450,000; (2) an annual target incentive award (cash and long-term equity) with a value of $650,000; (3) for fiscal 2008, a $70,000 cash stipend secured by a promissory note to be forgiven on the third anniversary of Ms. Dutra’s hire date; (4) for fiscal 2009, a minimum guaranteed cash bonus award of $350,000; (5) a recommendation to the Committee to award Ms. Dutra $750,000 of restricted stock, which was granted on March 3, 2008; and (6) an additional equity award of $750,000 of restricted stock to replace equity from her prior employer, which was granted on March 3, 2008.

Byrne Mulrooney. We entered into a letter agreement with Byrne Mulrooney on March 29, 2010 that was effective April 5, 2010 (the “Mulrooney Letter Agreement”). The Mulrooney Letter Agreement provides for (1) an annual base salary of $300,000; (2) a monthly cash stipend equal to $8,333; (3) an annual target incentive award (cash and long-term equity) with a value of $400,000; and (4) a recommendation by management to the Committee to award Mr. Mulrooney $400,000 of restricted stock, which was granted on April 5, 2010.

Fiscal 2011 Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information with respect to options to purchase shares of the Company’s common stock and restricted stock grants to the named executive officers outstanding as of April 30, 2011.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock that Have Not Vested (#)		Market Value of Shares of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market of Payout Value Unearned Shares or Other Rights that Have Not Vested ($)
Gary D. Burnison	3,827	—		—	19.37	06/30/2014	—		—	—		—
	17,933	—		—	17.97	07/07/2015	—		—	—		—
	—	—		—	—	—	5,480	(1)	113,491	—		—
	—	—		—	—	—	8,578	(1)	177,650	—		—
	—	—		—	—	—	19,175	(2)	397,114	—		—
	—	—		—	—	—	51,923	(3)	1,075,325	—		—
	—	—		—	—	—	42,750	(4)	885,353	—		—
	—	—		—	—	—	34,830	(5)	721,329	—		—
	—	—		—	—	—	—		—	53,690	(6)	1,111,920
	—	—		—	—	—	—		—	138,460	(7)	2,867,507
	—	—		—	—	—	—		—	85,500	(8)	1,770,705

Michael A. DiGregorio	13,650	40,950	(9)		11.60	06/08/2016	—		—	—		—
	—	—		—	—	—	12,800	(10)	265,088	—		—
	—	—		—	—	—	—		—	25,600	(11)	530,176

Ana Dutra	7,890	23,670	(9)		9.75	07/08/2016	—		—	—		—
	—	—		—	—	—	11,148	(12)	230,875	—		—
	—	—		—	—	—	15,383	(3)	318,582	—		—
	—	—		—	—	—	19,200	(10)	397,632	—		—
	—	—		—	—	—	—		—	19,200	(13)	397,632

Byrne Mulrooney	—	—		—	—	—	16,695	(14)	345,753	—		—

(1)	The time-based restricted stock grant was made on July 9, 2007 and vests in four equal annual installments beginning on July 9, 2008.
(2)	The time-based restricted stock grant was made on July 10, 2008 and vests in four equal annual installments beginning on July 10, 2009.
(3)	The time-based restricted stock grant was made on July 8, 2009 and vests in four equal annual installments beginning on July 8, 2010.
(4)	The time-based restricted stock grant was made on June 17, 2010 and vests in four equal annual installments beginning on June 17, 2011.
(5)	The time-based restricted stock grant was made on June 17, 2010 and fully vested on June 17, 2011.
(6)	This performance-based restricted stock grant was made on July 10, 2008. The performance shares have a three-year performance period after which between 0 and 76,700 shares may vest depending upon the Company’s total stockholder return over the three-year performance period relative to a peer group of companies. On July 11, 2011, 53,690 shares vested based upon the Company’s total stockholder return over the three-year performance period relative to a peer group of companies.
(7)	This performance-based restricted stock grant was made on July 8, 2009. The performance shares have a three-year performance period after which between 0 and 138,460 shares may vest depending upon the Company’s total stockholder return over the three-year performance period relative to a peer group of companies.
(8)	This performance-based restricted stock grant was made on June 17, 2010. The performance shares have a three-year performance period after which between 0 and 85,500 shares may vest depending upon the Company’s total stockholder return over the three-year performance period relative to a peer group of companies.
(9)	The stock option grant was made on June 8, 2009 and vests in four equal annual installments beginning on June 8, 2010.
(10)	The time-based restricted stock grant was made on July 12, 2010 and vests in four equal annual installments beginning on July 12, 2011.
(11)	This performance-based restricted stock grant was made on July 12, 2010. The performance shares have a three-year performance period after which between 0 and 25,600 shares may vest depending upon the Company’s total stockholder return over the three-year performance period relative to a peer group of companies.
(12)	The time-based restricted stock grant was made on March 3, 2008 and vests in four equal annual installments beginning on March 3, 2009.
(13)	This performance-based restricted stock grant was made on July 12, 2010. The performance shares have a three-year performance period after which between 0 and 19,200 shares may vest depending upon the Company’s total stockholder return over the three-year performance period relative to a peer group of companies.
(14)	The time-based restricted stock grant was made on April 5, 2010 and vests in four equal annual installments beginning on April 5, 2011.

Option Exercises and Stock Vested in Fiscal 2011

The following table sets forth information with respect to option exercises and vesting of stock awards for each of the named executive officers during the year ended April 30, 2011.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Gary D. Burnison	—	—	117,677	1,680,359
Michael A. DiGregorio	—	—	—	—
Ana Dutra	—	—	60,864	1,326,277
Byrne Mulrooney	—	—	5,565	124,155

Fiscal 2011 Pension Benefits

The following table sets forth the pension benefits of the named executive officers as of April 30, 2011.

Name	Plan Name	Number of Years Credited Service or Number of Units Earned (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Gary D. Burnison	Executive Wealth Accumulation Plan (“EWAP”)	7	112,928	—

Enhanced Wealth Accumulation Plan

The EWAP was established in fiscal 1994. Certain vice presidents elected to participate in a “deferral unit” that required the participant to contribute a portion of their compensation for an eight year period, or in some cases, make an after tax contribution, in return for defined benefit payments from the Company over a fifteen year period generally at retirement age of 65 or later. In June 2003, the Company amended the EWAP so as not to allow new participants or the purchase of additional deferral units by existing participants.

Nonqualified Defined Contribution

The nonqualified defined contributions of the named executive officers as of April 30, 2011 are set forth in the table below.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings/loss in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(1)
Gary D. Burnison	—	—	113,922	—	738,787
Michael A. DiGregorio	—	—	—	—	—
Ana Dutra	—	—	10	—	108,769
Byrne Mulrooney	—	—	—	—	—

(1)	The “Aggregate Balance at Last FYE” is comprised of contributions made by both named executive officers and the Company. Of these balances, the following amounts were reported in Summary Compensation Tables in prior-year proxy statements beginning with the fiscal 2007 proxy statement: Mr. Burnison, $197,000 and Ms. Dutra, $108,750. The information in this footnote is provided to clarify the extent to which amounts payable as deferred compensation represent compensation reported in our prior proxy statements, rather than additional currently earned compensation.

Please see the “Compensation Discussion and Analysis” section for further discussion of the Company’s nonqualified deferred compensation plan.

Potential Payments Upon Termination or Change of Control

The tables below reflect the amount of compensation that would become payable to each of the named executive officers under existing plans and arrangements if that named executives officer’s employment had terminated on April 30, 2011 (pursuant to his/her employment agreement then in effect), given the named executive officer’s compensation and service levels as of such date and, if applicable, based on the Company’s closing stock price on that date. These benefits are in addition to benefits available prior to the occurrence of any termination of employment, including benefits under then-exercisable stock options, benefits generally available to salaried employees, such as distributions under the Company’s 401(k) plan and pension plan, and previously accrued and vested benefits under the Company’s nonqualified deferred compensation plans, as described in the tables above. In addition, in connection with any actual termination of employment, the Company may determine to enter into an agreement or to establish an arrangement providing additional benefits or amounts, or altering the terms of benefits described below, as the Committee determines appropriate. The actual amounts that would be paid upon a named executive officer’s termination of employment can be determined only at the time of such named executive officer’s separation from the Company. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include the timing during the year of any such event, the Company’s stock price and the named executive officer’s age. Ms. Dutra and Mr. Mulrooney are not eligible for severance or change in control benefits.

Gary D. Burnison. Under the Burnison Employment Agreement, if Mr. Burnison’s employment terminates due to death or disability, then we will pay him, or his legal representatives: (1) all accrued compensation as of the date of termination; (2) all outstanding stock options, other equity-type incentives (excluding performance shares) and benefits under the ECAP will fully vest; (3) a pro rata portion of his target annual cash incentive award for the fiscal year in which his employment is terminated; (4) the number of performance shares that would have been earned if he had served the Company for the entire performance period and the target performance had been achieved; and (5) reimbursement of COBRA coverage premiums for him and his dependents for as long as such coverage is available under COBRA.

If we terminate Mr. Burnison’s employment for cause or he voluntarily terminates his employment without good reason, then we will pay him accrued compensation through the date of termination.

Prior to a change in control or more than 12 months after a change in control, if Mr. Burnison’s employment is terminated by us without cause or by Mr. Burnison for good reason, then we will provide him with the following: (1) his accrued compensation; (2) a pro rata portion of his target annual cash incentive award for the year in which his employment is terminated; (3) cash payments equal to one and one-half times his then current annual base salary and one and one-half times his target bonus; (4) for up to 18 months after termination, reimbursement of COBRA coverage premiums for him and his dependents for as long as such coverage is available under COBRA; (5) all outstanding stock options, other equity-type incentives, and all benefits held under the ECAP (excluding performance shares) at the time of termination that would have vested within 12 months of his termination will vest on the date of termination; and (6) a pro rata award of performance shares based on target performance and the number of days Mr. Burnison was employed during the performance period plus an additional year (provided this number of days does not exceed the number of days in the performance period).

If there is a change of control and within 12 months Mr. Burnison’s employment is terminated by us without cause or by Mr. Burnison for good reason, then we will provide him with the following: (1) his accrued compensation; (2) a pro rata portion of his target annual cash incentive award; (3) cash payments equal to the sum of two times his current annual base salary and two times his target bonus; (4) for up to 18 months after termination, reimbursement of COBRA coverage premiums for him and his dependents for so long as such coverage is available under COBRA and six months thereafter, and reimbursement of a portion of the cost of healthcare coverage for him and his dependents; (5) all outstanding stock options, other equity-type incentives, and all benefits under the ECAP (excluding performance shares) at time of termination will vest; (6) a pro rata award of performance shares based on the Company’s actual performance and the number of days in the performance period prior to the change in control; and (7) a pro rata award of performance shares based on target performance and the number of days remaining in the performance period after a change in control.

The Burnison Employment Agreement generally provides for the payment of any excise tax, if applicable, including any interest or penalties, imposed by Section 4999 of the Internal Revenue Code.

Gary D. Burnison	Prior to a Change in Control or More than 12 Months after a Change in Control and Termination Without Cause or With Good Reason	Within 12 Months after a Change in Control and Termination Without Cause or With Good Reason(1)	Death or Disability
Equity/ECAP (excluding Performance Shares)	$1,885,023	$3,502,516	$3,502,516
Performance Shares	2,689,448	3,293,263	3,113,334
Base Salary	1,050,000	1,400,000	n/a
Bonus	1,050,000	1,400,000	n/a
Health Benefits(2)	37,900	50,534	75,801
Gross Up	n/a	—	n/a

Total	$6,712,371	$9,646,313	$6,691,651

(1)	Upon a termination without cause by the Company or with good reason by Mr. Burnison within 12 months after a change in control, Mr. Burnison is entitled to (i) a pro rata award of performance shares based on the Company’s actual performance and (ii) a pro rata award of performance shares assuming the Company meets applicable performance targets. For the calculations above, with respect to performance shares for which the performance period was still ongoing as of the end of fiscal 2011, it was assumed that the Company achieved target performance. With respect to Mr. Burnison’s grant of performance shares for which the performance period ended on April 30, 2011 (and which vested on July 11, 2011), actual performance was used in the calculations.
(2)	Where Mr. Burnison or his dependents are entitled to COBRA for as long as COBRA is available, we have assumed entitlement to 36 months of COBRA as that is the maximum length of time for which such benefits may be available.

Michael A. DiGregorio. Under the DiGregorio Employment Agreement, if Mr. DiGregorio’s employment terminates due to death or disability, then we will pay him, or his legal representatives: (1) all accrued compensation as of the date of termination; (2) all outstanding stock options, other equity-type incentives (excluding performance shares) and benefits under the ECAP will fully vest; (3) a pro rata portion of his target annual cash incentive award for the fiscal year in which his employment is terminated; (4) the number of performance shares that would have been earned if he had served the Company for the entire performance period and the target performance had been achieved; and (5) reimbursement of COBRA coverage premiums for him and his dependents for as long as such coverage is available under COBRA.

If we terminate Mr. DiGregorio’s employment for cause or he voluntarily terminates his employment without good reason, then we will pay him accrued compensation through the date of termination.

Under the DiGregorio Employment Agreement, in the event that Mr. DiGregorio’s employment is terminated by the Company without cause or by Mr. DiGregorio for good reason prior to a change in control or more than 12 months after a change in control occurs, the Company will pay Mr. DiGregorio the following severance payments: (1) his accrued compensation; (2) a pro-rata portion of his annual cash incentive award; (3) a cash payment equal to one time his then current annual base salary to be paid over 12 months; (4) reimbursement of COBRA coverage premiums for Mr. DiGregorio and his covered dependents for up to 18 months; (5) all outstanding stock options and other equity type incentives held by Mr. DiGregorio and all benefits under the Company’s ECAP at the time of termination, except for performance shares, that would have vested in the 12 months following the date of termination will become fully vested as of the date of termination; and (6) a pro-rata number of performance shares based on target performance and the number of days Mr. DiGregorio was employed during the performance period plus an additional year (provided this number of days does not exceed the number of days in the performance period).

In the event that Mr. DiGregorio’s employment is terminated by the Company without cause or by Mr. DiGregorio for good reason within 12 months following a change in control, the Company will pay Mr. DiGregorio the following severance payments: (1) his accrued compensation; (2) a pro-rata portion of his annual cash incentive award; (3) a cash payment equal to one and one-half times his then current annual base salary to be paid over 12 months; (4) reimbursement of COBRA coverage premiums for Mr. DiGregorio and his covered dependents for up to 18 months, plus an additional 6 months of health plan premium reimbursement; (5) all outstanding stock options and other equity type incentives held by Mr. DiGregorio and all benefits under the ECAP at the time of termination, except for performance shares, will become fully vested as of the date of termination; (6) a pro-rata number of performance shares based on actual performance and the number of days in the performance period prior to the change in control; and (7) a pro-rata number of performance shares based on target performance and the number of days remaining in the performance period after the change in control.

Michael A. DiGregorio	Prior to a Change in Control or More than 12 Months after a Change in Control and Termination Without Cause or With Good Reason	Within 12 Months after a Change in Control and Termination Without Cause or With Good Reason(1)	Death or Disability
Equity (excluding Performance Shares)	$314,975	$762,494	$762,494
Performance Shares	159,150	282,761	265,088
Base Salary	475,000	712,500	n/a
Bonus	356,250	356,250	n/a
Health Benefits(2)	37,900	50,534	75,801

Total	$1,343,275	$2,164,539	$1,103,383

(1)	Upon a termination without cause by the Company or with good reason by Mr. DiGregorio within 12 months after a change in control, Mr. DiGregorio is entitled to (i) a pro rata award of performance shares based on the Company’s actual performance and (ii) a pro rata award of performance shares assuming the Company meets applicable performance targets. For the calculations above, with respect to performance shares for which the performance period was still ongoing as of the end of fiscal 2011, it was assumed that the Company achieved target performance.
(2)	Where Mr. DiGregorio or his dependents are entitled to COBRA for as long as COBRA is available, we have assumed entitlement to 36 months of COBRA as that is the maximum length of time for which such benefits may be available.

For purposes of the foregoing employment agreements (as in effect on April 30, 2011), “cause,” “change in control,” “and “good reason,” mean the following:

•	“Cause” means:

•	conviction of any felony or other crime involving fraud, dishonesty or acts of moral turpitude or pleading guilty or nolo contendere to such charges; or

•

reckless or intentional behavior or conduct that causes or is reasonably likely to cause the Company material harm or injury or exposes or is reasonably likely to expose the Company to any material civil, criminal or administrative liability; or

•

any material misrepresentation or false statement made by the executive in any application for employment, employment history, resume or other document submitted to the Company, either before, during or after employment.

•	“Change in Control” means:

•

an acquisition by any person of beneficial ownership or a pecuniary interest in more than 30% of the common stock of the Company or voting securities entitled to then vote generally in the election of directors (“Voting Stock”) of the Company, after giving effect to any new issue in the case of an acquisition from the Company;

•

approval by the stockholders of the Company of a plan (only for Mr. Burnison), or the consummation, of merger, consolidation, or reorganization of the Company or of a sale or other disposition of all or substantially all of the Company’s consolidated assets as an entirety (collectively, a “Business Combination”), other than a Business Combination (a) in which all or substantially all of the holders of Voting Stock of the Company hold or receive directly or indirectly 70% or more of the Voting Stock of the entity resulting from the Business Combination (or a parent company), and (b) after which no person (other than the Company or its affiliates) owns more than 30% of the Voting Stock of the resulting entity (or a parent company) who did not own directly or indirectly at least that percentage of the Voting Stock of the Company immediately before the Business Combination, and (c) after which the Company and/or its affiliates own an aggregate amount of Voting Stock of the resulting entity at least equal to the aggregate number of shares of Voting Stock owned by any persons who (i) own more than 5% of the Voting Stock of the resulting entity, (ii) are not the Company or its affiliates, (iii) did not own directly or indirectly at least the same percentage of the Voting Stock of the Company immediately before the Business Combination, and (iv) in the aggregate own more than 30% of the Voting Stock of the resulting entity, if any, and who owns more than 30% of the Voting Stock;

•	approval by the Board of the Company and (if required by law) by stockholders of the Company of a plan to consummate the dissolution or complete liquidation of the Company; or

•

during any period of two consecutive years, individuals who at the beginning of such period constituted the Board and any new directors whose appointment, election, or nomination for election was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose appointment, election or nomination for election was previously so approved (all such directors, “Incumbent Directors”), cease for any reason to constitute a majority of the Board. Notwithstanding the above provisions, no “Change in Control” shall be deemed to have occurred if a Business Combination, as described above, is effected and a majority of the Incumbent Directors, through the adoption of a Board resolution, determine that, in substance, no Change in Control has occurred.

•	“Good Reason” means, if without the executive’s prior written consent:

•

the Company materially reduces executive’s duties or responsibilities or assigns him duties which are materially inconsistent with his duties or which materially impair his ability to function in his position;

•

the Company fails to satisfy its compensation obligations under the executive’s employment agreement or materially reduces any employee benefit or perquisite enjoyed by him (in each case, other than as part of an across-the-board reduction applicable to all executive officers of the Company);

•

the Company fails to perform or breaches its obligations under any other material provision of the executive’s employment agreement and fails to cure such failure or breach within the period required by the executive’s employment agreement;

•	the executive’s primary location of business is moved by the distance set forth in the executive’s employment agreement; or

•

the Company fails to obtain the assumption in writing of its obligation to perform the agreement by any successor to all or substantially all of the assets of the Company within 15  days after a merger, consolidation, sale or similar transaction.

Fiscal 2011 Compensation of Directors

The compensation of directors, including all incentive, restricted stock and stock option awards, for fiscal 2011 is set forth in the table below.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Denise Kingsmill	60,000		59,969	—	—	—	—	119,969
Edward D. Miller	5,000	(2)	119,939	—	—	—	—	124,939
Debra J. Perry	70,000	(3)	59,969	—	—	—	—	129,969
Gerhard Schulmeyer	68,000	(4)	59,969	—	—	—	—	127,969
George T. Shaheen	60,000		59,969	—	—	—	—	119,969
Kenneth Whipple	180,000	(5)	59,969	—	—	—	—	239,969
Harry L. You	60,000		59,969	—	—	—	—	119,969

(1)	Represents the aggregate grant date fair value of awards granted during the fiscal year, calculated in accordance with Accounting Standards Codification, 718, Compensation-Stock Compensation. The assumptions used to calculate the valuation of the awards are set forth in Note 4 to the notes to consolidated financial statements in our Annual Report on Form 10-K for the year ended April 30, 2011. As of April 30, 2011, the aggregate restricted stock units outstanding for each director was as follows: 7,620 for Mr. Miller and 3,810 for all other non-employee directors.
(2)	Mr. Miller elected to receive his annual retainer of $60,000 in restricted stock units. He received a total of 7,620 restricted stock units in fiscal 2011, 3,810 restricted stock units representing his annual equity grant and 3,810 restricted stock units representing his annual retainer. Mr. Miller received an annual fee of $5,000 for his services as Nominating Committee Chair in fiscal 2011.
(3)	Ms. Perry received an annual fee of $10,000 for her services as Audit Committee Chair during in fiscal 2011.
(4)	Mr. Schulmeyer received an annual fee of $8,000 for his services as Compensation and Personnel Committee Chair during fiscal 2011.
(5)	Mr. Whipple received $60,000 for Board services in fiscal 2011, and an annual fee of $120,000 for his services as Chairman of the Board in fiscal 2011.

Directors who are also employees or officers do not receive any additional compensation for their service on the Board. The non-employee director compensation program provides for an annual equity award of restricted stock units with a value of approximately $60,000 to be awarded on the date of each annual meeting of stockholders. The number of units subject to such award is determined by dividing $60,000 by the closing price of the Company’s common stock on the date of such annual meeting of stockholders (rounded to the nearest ten units). The restricted stock awards vest on the day before the following annual meeting of stockholders. Additionally, non-employee directors receive each year $60,000 either in cash or in restricted stock units, at their election, on the date of each annual meeting of stockholders. In addition, the Audit Committee chair receives

$10,000 in cash annually, the Compensation and Personnel Committee chair receives $8,000 in cash annually, and the Nominating and Corporate Governance Committee chair receives $5,000 in cash annually. The Chair of the Board receives $120,000 in cash annually. All directors are reimbursed for their out-of-pocket expenses incurred in connection with their duties as directors.

In March 2011, the Compensation and Personnel Committee approved for fiscal year 2012 the following increases to board compensation: (1) the Audit Committee chair will receive $15,000 in cash annually (an increase of $5,000), the Compensation and Personnel Committee chair will receive $10,000 in cash annually (an increase of $2,000), and the Nominating and Corporate Governance Committee chair will receive $7,500 in cash annually (an increase of $2,500); (2) annual equity awards of restricted stock units will have a value of approximately $100,000 to be awarded on the date of each annual meeting of stockholders (an increase of approximately $40,000 in value); and (3) each member of the Audit Committee will receive $5,000 in cash annually (a new fee, not previously provided).

In June 2011, the Board and the Nominating and Corporate Governance Committee adopted amended stock ownership guidelines which require each non-employee director to own three times their annual cash retainer in Company stock. As of April 30, 2011, all of the non-employee directors complied with the guidelines or on track to comply with the guidelines within the requirement time period.

Equity Compensation Plan Information

Plan Category	(a) Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plan (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	1,832,055	$13.78	2,294,542
Equity compensation plans not approved by security holders	—	—	—

Total	1,832,055	$13.78	2,294,542

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of August 15, 2011, the beneficial ownership of common stock of the Company of each director and each nominee for director, each named executive officer, and the holdings of all directors and executive officers as a group. The following table also sets forth the names of those persons known to us to be beneficial owners of more than 5% of the Company’s common stock. Unless otherwise indicated, the mailing address for each person named is c/o Korn/Ferry International, 1900 Avenue of the Stars, Suite 2600, Los Angeles, California 90067.

Name of Beneficial Owner	Amount Beneficially Owned and Nature of Beneficial Ownership (1)		Percent of Class (1)
Denise Kingsmill	7,840		*
Edward D. Miller	73,372	(2)	*
Debra J. Perry	13,622		*
Gerhard Schulmeyer	38,601	(3)	*
George T. Shaheen	7,840		*
Kenneth Whipple	37,758	(4)	*
Harry L. You	33,082	(5)	*
Gary D. Burnison	302,001	(6)	*
Michael A. DiGregorio	46,796	(7)	*
Ana Dutra	134,574	(8)	*
Byrne Mulrooney	29,931		*
All directors and executive officers as a group (11 persons)	725,417	(9)	1.52%
T. Rowe Price Associates, Inc.
100 E. Pratt Street, Baltimore, MD 21202	5,162,780	(10)	10.82%
Royce & Associates, LLC
1414 Avenue of the Americas, New York, NY 10019	2,523,963	(11)	5.29%
BlackRock, Inc.
40 East 52nd Street, New York, NY 10022	3,418,014	(12)	7.16%
Kornitzer Capital Management, Inc.
5420 West 61st Place Shawnee Mission, KS 66205	2,591,818	(13)	5.43%

*	Designated ownership of less than 1% of the Company’s outstanding common stock.
(1)	Applicable percentage of ownership is based upon 47,720,074 shares of common stock outstanding as of August 15, 2011, and the relevant number of shares of common stock issuable upon exercise of stock options or other awards which are exercisable or have vested or will be exercisable within 60 days of August 15, 2011. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to shares. Except as otherwise indicated below, to our knowledge, all persons listed above have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law.
(2)	Holdings include 31,193 shares of common stock which Mr. Miller has the right to acquire within 60 days of August 15, 2011 through the exercise of options granted under the Performance Award Plan.
(3)	Holdings include 18,337 shares of common stock which Mr. Schulmeyer has the right to acquire within 60 days of August 15, 2011 through the exercise of options granted under the Performance Award Plan.
(4)	Holdings include 18,199 shares of common stock which Mr. Whipple has the right to acquire within 60 days of August 15, 2011 through the exercise of options granted under the Performance Award Plan.
(5)	Holdings include 13,523 shares of common stock which Mr. You has the right to acquire within 60 days of August 15, 2011 through the exercise of options granted under the Performance Award Plan.
(6)	Holdings include 21,760 shares of common stock which Mr. Burnison has the right to acquire within 60 days of August 15, 2011 through the exercise of options granted under the Performance Award Plan.

(7)	Holdings include 27,300 shares of common stock which Mr. DiGregorio has the right to acquire within 60 days of August 15, 2011 through the exercise of options granted under the 2008 Plan.
(8)	Holdings include 15,780 shares of common stock which Ms. Dutra has the right to acquire within 60 days of August 15, 2011 through the exercise of options granted under the Performance Award Plan.
(9)	Total holding as a group includes 146,092 shares of common stock which the group has the right to acquire within 60 days of August 15, 2011 through the exercise of options granted under the Performance Award Plan and 2008 Plan.
(10)	The information regarding the number of shares beneficially owned was obtained from a Schedule 13G/A filed jointly by T. Rowe Price Associates, Inc. (“Price Associates”) and T. Rowe Price New Horizon Fund, Inc. (“Price Fund”) with the SEC on February 9, 2011, which indicates that (a) Price Associates has sole voting power with respect to 1,206,880 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 5,162,780 shares and shared dispositive power with respect to 0 shares; and (b) Price Fund has sole voting power with respect to 3,125,200 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 0 shares and shared dispositive power with respect to 0 shares.
(11)	The information regarding the number of shares beneficially owned was obtained from a Schedule 13G/A filed by Royce & Associates LLC (“Royce”) with the SEC on January 14, 2011, which indicates that Royce has sole voting power with respect to 2,523,963 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 2,523,963 shares and shared dispositive power with respect to 0 shares.
(12)	The information regarding the number of shares beneficially owned was obtained from a Schedule 13G/A filed by Blackrock, Inc. with the SEC on February 7, 2011, which indicates that Blackrock, Inc. has sole voting power with respect to an aggregate of 3,418,014 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to an aggregate of 3,418,014 shares and shared dispositive power with respect to 0 shares.
(13)	The information regarding the number of shares beneficially owned was obtained from a Schedule 13G/A filed by Kornitzer Capital Management, Inc. (“KCM”) with the SEC on January 21, 2011, which indicates that KCM has sole voting power with respect to 2,591,818 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 2,541,743 shares and shared dispositive power with respect to 50,075 shares.

AUDIT COMMITTEE MATTERS

Fees Paid to Ernst & Young LLP

The following table sets forth fees for services Ernst & Young LLP provided during fiscal 2011 and 2010. All of the services described in the following fee table were approved in conformity with the Audit Committee’s pre-approval process:

	2011	2010
Audit fees(1)	$1,682,000	$1,483,989
Audit-related fees(2)	108,780	327,558
Tax fees(3)	469,214	328,923
All other fees	—	—

Total	$2,259,994	$2,140,470

(1)	Represents fees for audit services, including fees associated with the annual audit, the reviews of the Company’s quarterly financial statements, statutory audits required internationally, for attestation services related to compliance with Section 404 of the Sarbanes-Oxley Act and statutory audits required by governmental agencies for regulatory, legislative and financial reporting requirements.
(2)	Represents (i) fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements or that are traditionally performed by the independent registered public accounting firm that are not included in Audit Fees, and (ii) fees for employee benefits plan audit, due diligence related to mergers and acquisitions, internal control reviews and consultation concerning financial accounting and reporting standards not classified as Audit Fees.
(3)	Represents fees for tax compliance, planning and advice. These services included tax return compliance and advice.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm. As part of this responsibility, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent registered public accounting firm in order to help assure that they do not impair the registered public accounting firm’s independence from the Company. The Audit Committee may either approve the engagement of the independent registered public accounting firm to provide services or pre-approve services to be provided on a case by case basis. The Audit Committee believes the combination of these two approaches results in an effective and efficient procedure to pre-approve services performed by the independent registered public accounting firm. The Audit Committee will also consider whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor is determinative. The Audit Committee requires the rotation of its independent registered public accounting firm’s audit partners as required by the Sarbanes-Oxley Act and the related rules of the SEC.

All requests or applications for Ernst & Young LLP services are submitted to the Vice President of Internal Audit and include a detailed description of services to be rendered. The detailed descriptions are then reviewed against a list of approved services and sent to the Audit Committee for final approval. All requests or applications for Ernst & Young LLP services receive approval from the Vice President of Internal Audit, prior to the Audit Committee’s review and approval.

Report of the Audit Committee

The Audit Committee is comprised of three non-employee directors, all of whom are “independent” under the applicable listing standards of the NYSE and the applicable rules of the SEC. The Audit Committee is governed by a written charter, as amended and restated, which has been adopted by the Board. A copy of the current Audit Committee Charter is available on the Company’s website at www.kornferry.com in the Corporate Governance section of the About Us webpage.

Management of the Company is responsible for the preparation, presentation, and integrity of the consolidated financial statements, maintaining a system of internal controls and having appropriate accounting and financial reporting principles and policies. The independent registered public accounting firm is responsible for planning and carrying out an audit of the consolidated financial statements and an audit of internal control over financial reporting in accordance with the rules of the Public Company Accounting Oversight Board (United States) and expressing an opinion as to the consolidated financial statements conformity with U.S. generally accepted accounting principles (“GAAP”) and as to internal control over financial reporting. The Audit Committee monitors and oversees these processes and is responsible for selecting and overseeing the Company’s independent registered public accounting firm.

As part of the oversight process, the Audit Committee met fifteen times during fiscal 2011. Throughout the year, the Audit Committee met with the Company’s independent registered public accounting firm, management and internal auditor, both together and separately in closed sessions. In the course of fulfilling its responsibilities, the Audit Committee did, among other things, the following:

•

reviewed and discussed with management and the independent registered public accounting firm the Company’s consolidated financial statements for the year ended April 30, 2011 and the quarters ended July 31, 2010, October 31, 2010 and January 31, 2011;

•	oversaw and discussed with management the Company’s review and enhancement of internal control over financial reporting, including controls relating to variable incentive compensation;

•

reviewed management’s representations that the Company’s consolidated financial statements were prepared in accordance with GAAP and present fairly the results of operations and financial position of the Company;

•

discussed with the independent registered public accounting firm the matters required by Statement of Auditing Standards No. 114: “The Auditor’s Communication With Those Charged With Governance”, as amended;

•

received the written disclosures and letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communication with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm its independence;

•	considered whether the provision of non-audit services by the registered public accounting firm to the Company is compatible with maintaining the registered public accounting firm’s independence; and

•

reviewed and discussed with management its assessment and report on the effectiveness of the Company’s internal control over financial reporting as of April 30, 2011, which it made based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. The Audit Committee has reviewed and discussed with the Company’s independent registered public accounting firm its review and report on the Company’s internal control over financial reporting as of April 30, 2011.

Based on the foregoing review and discussions described in this report, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Form 10-K for the year ended April 30, 2011 for filing with the SEC.

Audit Committee

Debra J. Perry (Chair) George T. Shaheen Harry L. You

OTHER MATTERS

Certain Relationships and Related Transactions

Other than the employment agreements and related compensation described in this Proxy Statement, since May 1, 2010 the Company has not entered into or proposed to enter into any transaction with any executive officer, director or director nominee, beneficial owner of more than five percent of the Company’s common stock, or any immediate family member of any of the foregoing.

Related Person Transaction Approval Policy

In June 2009, the Board adopted an amended and restated policy for the review and approval of all transactions with related persons, pursuant to which the Audit Committee must review the material facts of, and either approve or disapprove of the Company’s entry into, any transaction, arrangement or relationship or any series thereof in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year, (2) the Company or any of its subsidiaries is a participant, and (3) any related person has or will have a direct or indirect interest (other than solely as a result of being a director or less than ten percent beneficial owner of another entity). For purposes of this policy, a “related person” is any person who is or was since the beginning of the Company’s most recently completed fiscal year an executive officer, director or director nominee of the Company, any beneficial owner of more than five percent of the Company’s common stock, or any immediate family member of any of the foregoing. The Audit Committee has reviewed and pre-approved the entry into certain types of related person transactions, including without limitation the employment of executive officers and director compensation. In addition, the Board has delegated to the chair of the Audit Committee the authority to pre-approve or ratify any transaction with a related person in which the aggregate amount involved is less than $1,000,000.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors, officers and greater than ten percent beneficial owners to file reports of ownership and changes in ownership of their equity securities of the Company with the SEC and to furnish the Company with copies of such reports. Based solely on a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company in fiscal 2011 and the representations of reporting persons, all of the filings by the Company’s directors, officers and beneficial owners of more than ten percent of the Company’s common stock were filed on a timely basis during fiscal 2011 except for the following: one Form 4 for Mr. Neal (with respect to the acquisition of restricted stock), one Form 4 for Mr. DiGregorio (with respect to the acquisition of restricted stock), three Form 4s for Ms. Dutra (one with respect to the acquisition of restricted stock and two with respect to the withholding of shares to satisfy the tax withholding obligations of the Company upon the vesting of restricted stock), one Form 4 for Mr. Burnison (with respect to the withholding of shares to satisfy the tax withholding obligations of the Company upon the vesting of restricted stock), one Form 4 for Ms. Perry (with respect to the acquisition of restricted stock units), and one Form 4 for Mr. Whipple (with respect to the acquisition of restricted stock units).

Annual Report to Stockholders

Enclosed with this Proxy Statement is the Company’s Annual Report to Stockholders for fiscal 2011, which includes the Company’s Annual Report on Form 10-K for the year ended April 30, 2011 (“Form 10-K”) (excluding the exhibits thereto). The Annual Report to Stockholders is enclosed for the convenience of stockholders and should not be viewed as part of the proxy solicitation materials. If any person who was a beneficial owner of the common stock of the Company on August 15, 2011 desires a complete copy of the Company’s Form 10-K, including the exhibits thereto, he/she/it will be provided with such materials without charge upon written request. The request should identify the requesting person as a beneficial owner of the Company’s stock as of August 15, 2011 and should be directed to Korn/Ferry International, 1900 Avenue of the Stars, Suite 2600, Los Angeles, California 90067, Attention: Corporate Secretary. The Company’s Form 10-K, including the exhibits thereto, is also available through the SEC’s web site at http://www.sec.gov.

Communications with Directors

Any stockholder or other party interested in communicating with members of the Board, any of its committees, the independent directors as a group or any of the independent directors may send written communications to Korn/Ferry International, 1900 Avenue of the Stars, Suite 2600, Los Angeles, California 90067, Attention: Corporate Secretary. Communications received in writing are forwarded to the Board, committee or to any individual director or directors to whom the communication is directed, unless the communication is unduly hostile, threatening, illegal, does not reasonably relate to the Company or its business, or is similarly inappropriate. The Corporate Secretary has the authority to discard or disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications.

Submission of Stockholder Proposals for Consideration at the 2012 Annual Meeting

If a stockholder wishes to submit a proposal for consideration at the 2012 Annual Meeting of Stockholders pursuant to Rule 14a-8(e) under the Exchange Act, and wants that proposal to appear in the Company’s proxy statement and form of proxy for that meeting, the proposal must be submitted in writing to Korn/Ferry International, 1900 Avenue of the Stars, Suite 2600, Los Angeles, California 90067, Attention: Corporate Secretary, no later than April 28, 2012. Each stockholder proposal must comply with the Exchange Act, the rules and regulations thereunder, and the Company’s bylaws as in effect at the time of such notice. The submission of a stockholder proposal does not guarantee that it will be included in the Company’s Proxy Statement and form of proxy.

The Company’s bylaws also establish an advance notice procedure with regard to nominating persons for election to the Board and proposals of other business that are not submitted for inclusion in the Proxy Statement and form of proxy but that a stockholder instead wishes to present directly at an annual meeting of stockholders. If a stockholder wishes to submit a nominee or other business for consideration at the 2012 Annual Meeting of Stockholders without including that nominee or proposal in the Company’s Proxy Statement and form of proxy, the Company’s bylaws require, among other things, that the stockholder submission contain certain information concerning the nominee or other business, as the case may be, and other information specified in the Company’s bylaws, and that the stockholder provide the Company with written notice of such nominee or business no later than the close of business on June 30, 2012 nor earlier than the close of business on May 31, 2012, provided however, that in the event that the date of the 2012 Annual Meeting of Stockholders is more than 30 days before or more than 70 days after the anniversary date of the 2011 Annual Meeting of Stockholders, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to the 2012 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. If the number of directors to be elected to the Board is increased and there is no public announcement by the Company naming the nominees for the additional directorships by June 20, 2012, a stockholder’s notice will be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary of the Company at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company. A stockholder notice should be sent to the Korn/Ferry International, 1900 Avenue of the Stars, Suite 2600, Los Angeles, California 90067, Attention: Corporate Secretary. Proposals or nominations not meeting the advance notice requirements in the Company’s bylaws will not be entertained at the 2012 Annual Meeting of Stockholders. A copy of the full text of the relevant bylaw provisions may be obtained from the Company’s filing with the SEC or by writing our Corporate Secretary at the address identified above.

Stockholders Sharing an Address

The Company will deliver only one Annual Report to Stockholders and Proxy Statement to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. The Company will undertake to deliver promptly, upon written or oral request, a separate copy of the Annual Report to Stockholders and/or Proxy Statement to a stockholder at a shared address to which a single copy of the Annual Report to Stockholders and Proxy Statement are delivered. A stockholder can notify the Company either in writing or by phone that the stockholder wishes to receive a separate copy of the Annual Report to Stockholders and/or Proxy Statement, or stockholders sharing an address can request delivery of a single copy of the Annual Report to Stockholders and/or Proxy Statement if they are receiving multiple copies, by contacting the Company at Korn/Ferry International, 1900 Avenue of the Stars, Suite 2600, Los Angeles, California 90067, Attention: Corporate Secretary or at (310) 552-1834.

By Order of the Board of Directors,

Peter L. Dunn
Corporate Secretary and General Counsel

August 26, 2011

Appendix A

KORN/FERRY INTERNATIONAL

AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

A-i

KORN/FERRY INTERNATIONAL

AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

The following constitute the provisions of the Korn/Ferry International Amended and Restated Employee Stock Purchase Plan (the “Plan”).

1.	PURPOSE

The purpose of this Plan is to assist Eligible Employees in acquiring a stock ownership interest in the Corporation, at a favorable price and upon favorable terms, pursuant to a plan which is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. This Plan is also intended to encourage Eligible Employees to remain in the employ of the Corporation (or a Subsidiary which may be designated by the Committee as “Participating Subsidiary”) and to provide them with an additional incentive to advance the best interests of the Corporation.

2.	DEFINITIONS

Capitalized terms used herein which are not otherwise defined shall have the following meanings.

“Account” means the bookkeeping account maintained by the Corporation, or by a recordkeeper on behalf of the Corporation, for a Participant pursuant to Section 7(a).

“Board” means the Board of Directors of the Corporation.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the committee appointed by the Board to administer this Plan pursuant to Section 12.

“Common Stock” means the Common Stock, par value $0.01 per share, of the Corporation, and such other securities or property as may become the subject of Options pursuant to an adjustment made under Section 17.

“Company” means, collectively, the Corporation, its Parent and its Subsidiaries (if any).

“Compensation” means an Eligible Employee’s regular gross pay. Compensation includes any amounts contributed as salary reduction contributions to a plan qualifying under Section 401(k), 125 or 129 of the Code. Any other form of remuneration is excluded from Compensation, including (but not limited to) the following: bonuses (including sign-on and continuation bonuses), overtime payments, commissions, prizes, awards, relocation or housing allowances, stock option exercises, stock appreciation rights, restricted stock exercises, performance awards, auto allowances, tuition reimbursement and other forms of imputed income, incentive compensation, special payments, fees and allowances. Notwithstanding the foregoing, Compensation shall not include any amounts deferred under or paid from any nonqualified deferred compensation plan maintained by the Company.

“Contributions” means all bookkeeping amounts credited to the Account of a Participant pursuant to Section 7(a).

“Corporation” means Korn/Ferry International, a Delaware corporation, and its successors.

“Effective Date” means October 1, 2003, the date designated by the Board upon its adoption of this Plan.

“Eligible Employee” means any employee of the Corporation, or of any Subsidiary which has been designated in writing by the Committee as a “Participating Subsidiary” (including any Subsidiaries which have become such after the date that this Plan is approved by the stockholders of the Corporation). Notwithstanding the foregoing, “Eligible Employee” shall not include any employee:

(a)	who has been employed by the Corporation or a Subsidiary for less than six months; or

(b)	whose customary employment is for 20 hours or less per week.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Exercise Date” means, with respect to an Offering Period, the last day of that Offering Period.

“Fair Market Value” on any date means:

(a)	if the Common Stock is listed on the New York Stock Exchange or on another national securities exchange, the closing price of a Share on the New York Stock Exchange or such other exchange on such date, or, if there is no trading of the Common Stock as quoted on the New York Stock Exchange or such other exchange on such date, then the closing price of a Share as quoted on the New York Stock Exchange or such other exchange on the next preceding date on which there was trading in the Shares;

(b)	if the Common Stock is not listed or admitted to trade on a national securities exchange, the last/closing price for a Share on such date, as furnished by the National Association of Securities Dealers, Inc. (“NASD”) through the NASDAQ National Market Reporting System or a similar organization if the NASD is no longer reporting such information;

(c)	if the Common Stock is not listed or admitted to trade on a national securities exchange and is not reported on the National Market Reporting System, the mean between the bid and asked price for a Share on such date, as furnished by the NASD or a similar organization; or

(d)	if the Common Stock is not listed or admitted to trade on a national securities exchange, is not reported on the National Market Reporting System and if bid and asked prices for the Common Stock are not furnished by the NASD or a similar organization, the value as established by the Committee at such time for purposes of this Plan.

“Grant Date” means the first day of each Offering Period, as determined by the Committee and announced to potential Eligible Employees.

“Offering Period” means the six-consecutive month period commencing on each Grant Date; provided, however, that the Committee may declare, as it deems appropriate and in advance of the applicable Offering Period, a shorter (not to be less than three months) Offering Period or a longer (not to exceed 27 months) Offering Period; provided further that the Grant Date for an Offering Period may not occur on or before the Exercise Date for the immediately preceding Offering Period.

“Option” means the stock option to acquire Shares granted to a Participant pursuant to Section 8.

“Option Price” means the per share exercise price of an Option as determined in accordance with Section 8(b).

“Parent” means any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation in which each corporation (other than the Corporation) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one or more of the other corporations in the chain.

“Participant” means an Eligible Employee who has elected to participate in this Plan and who has filed a valid and effective Subscription Agreement to make Contributions pursuant to Section 6.

“Plan” means this Korn/Ferry International Amended and Restated Employee Stock Purchase Plan, as amended from time to time.

“Rule 16b-3” means Rule 16b-3 as promulgated by the Securities Exchange Commission under Section 16, as amended from time to time.

“Share” means a share of Common Stock.

“Subscription Agreement” means the written agreement filed by an Eligible Employee with the Corporation pursuant to Section 6 to participate in this Plan.

“Subsidiary” means any corporation (other than the Corporation) in an unbroken chain of corporations (beginning with the Corporation) in which each corporation (other than the last corporation) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one or more of the other corporations in the chain.

3.	ELIGIBILITY

Any person employed as an Eligible Employee as of a Grant Date shall be eligible to participate in this Plan during the Offering Period in which such Grant Date occurs, subject to the Eligible Employee satisfying the requirements of Section 6.

4.	STOCK SUBJECT TO THIS PLAN; SHARE LIMITATIONS

(a)	Subject to the provisions of Section 17, the capital stock that may be delivered under this Plan will be shares of the Corporation’s authorized but unissued Common Stock and any of its shares of Common Stock held as treasury shares. The maximum number of Shares that may be delivered pursuant to Options granted under this Plan is 3,000,000 Shares, subject to adjustments pursuant to Section 17 (the “Plan Limit”).

In the event that all of the Shares made available under this Plan are subscribed prior to the expiration of this Plan, this Plan shall terminate at the end of that Offering Period and the Shares available shall be allocated for purchase by Participants in that Offering Period on a pro-rata basis determined with respect to Participants’ Account balances.

(b)	The maximum number of Shares that anyone individual may acquire upon exercise of his or her Option with respect to anyone Offering Period is 12,500, subject to adjustments pursuant to Section 17 (the “Individual Limit”); provided, however, that the Committee may amend such Individual Limit, effective no earlier than the first Offering Period commencing after the adoption of such amendment, without stockholder approval. The Individual Limit shall be proportionately adjusted for any Offering Period of less than six months, and may, at the discretion of the Committee, be proportionately increased for any Offering Period of greater than six months.

5.	OFFERING PERIODS

During the term of this Plan, the Corporation will offer Options to purchase Shares in each Offering Period to all Participants in that Offering Period. Unless otherwise specified by the Committee in advance of the Offering Period, an Offering Period that commences on or about July 1 will end the following December 31 and an Offering Period that commences on or about January 1 will end the following June 30. Each Option shall become effective on the Grant Date. The term of each Option shall be the duration of the related Offering Period and shall end on the Exercise Date. The first Offering Period shall commence as of a date determined by the Board or Committee, but no earlier than the Effective Date. Offering Periods shall continue until this Plan is terminated in accordance with Section 18 or 19, or, if earlier, until no Shares remain available for Options pursuant to Section 4.

6.	PARTICIPATION

(a)	An Eligible Employee may become a participant in this Plan by completing a Subscription Agreement on a form approved by and in a manner prescribed by the Committee (or its delegate). To become effective, a Subscription Agreement must be signed by the Eligible Employee and filed with the Corporation at the time specified by the Committee, but in all cases prior to the start of the Offering Period with respect to which it is to become effective, and must set forth a whole percentage (or, if the Committee so provides, a stated amount) of the Eligible Employee’s Compensation to be credited to the Participant’s Account as Contributions each pay period.

(b)	Notwithstanding the foregoing, a Participant’s Contribution election shall be subject to the following limitations:

(i) the 5% ownership and the $25,000 annual purchase limitations set forth in Section 8(c);

(ii) a Participant may not elect to contribute more than fifteen percent (15%) of his or her Compensation each pay period as Plan Contributions, provided, however, that the Committee shall have discretion to establish a higher contribution percentage limit for any Offering Period that is less than six (6) months; and

(iii) such other limits, rules, or procedures as the Committee may prescribe.

(c)	Subscription Agreements shall contain the Eligible Employee’s authorization and consent to the Corporation’s withholding from his or her Compensation the amount of his or her Contributions. An Eligible Employee must execute and file with the Corporation a new Subscription Agreement, and his or her participation election and withholding consent thereon, for each Offering Period as a condition for participation in that Offering Period, unless the Committee expressly adopts a policy allowing Subscription Agreements to remain in effect for subsequent Offering Periods. If the Committee adopts such a policy, Subscription Agreements will remain in effect for subsequent Offering Periods until (i) the Eligible Employee’s participation terminates pursuant to the terms hereof, or (ii) the Eligible Employee files a new Subscription Agreement that becomes effective.

7.	METHOD OF PAYMENT OF CONTRIBUTIONS

(a)	The Corporation shall maintain on its books, or cause to be maintained by a recordkeeper, an Account in the name of each Participant. The Compensation elected to be applied as Contributions by a Participant shall be deducted from such Participant’s Compensation on each payday during the period for payroll deductions set forth below and such payroll deductions shall be credited to that Participant’s Account as soon as administratively practicable after such date. A Participant may not make any additional payments to his or her Account. A Participant’s Account shall be reduced by any amounts used to pay the Option Price of Shares acquired, or by any other amounts distributed pursuant to the terms hereof.

(b)	Subject to such other rules as the Committee may adopt, payroll deductions with respect to an Offering Period shall commence as of the first pay date which coincides with or immediately follows the applicable Grant Date and shall end on the last pay date which coincides with or immediately precedes the applicable Exercise Date, unless sooner terminated by the Participant as provided in this Section 7 or until his or her participation terminates pursuant to Section 11.

(c)	A Participant may terminate his or her Contributions during an Offering Period (and receive a distribution of the balance of his or her Account in accordance with Section 11) by completing and filing with the Corporation, in such form and on such terms as the Committee (or its delegate) may prescribe, a written withdrawal form which shall be signed by the Participant. Such termination shall be effective as soon as administratively practicable after its receipt by the Corporation. A withdrawal election pursuant to this Section 7(c) with respect to an Offering Period shall only be effective, however, if it is received by the Corporation prior to the Exercise Date of that Offering Period (or such earlier deadline that the Committee may reasonably require to process the withdrawal prior to the applicable Exercise Date). Partial withdrawals of Accounts, and other modifications or suspensions of Subscription Agreements, except as provided in Section 7(e) or 7(f), are not permitted.

(d)	During leaves of absence approved by the Corporation and meeting the requirements of Regulation Section 1.421-7(h)(2) under the Code, a Participant may continue participation in this Plan by cash payments to the Corporation on his normal paydays equal to the reduction in his Plan Contributions caused by his leave.

(e)	A Participant may increase or decrease the level of his or her Contributions (within Plan limits) by completing and filing with the Corporation, on such terms as the Committee (or its delegate) may prescribe, a new Subscription Agreement which indicates such election. Subject to any other timing requirements that the Committee may impose, an election pursuant to this Section 7(e) shall be effective with the first Offering Period that commences after the Corporation’s receipt of such election.

(f)	A Participant may discontinue (but not increase or otherwise decrease the level of) his or her Contributions, by filing with the Corporation, on such terms as the Committee (or its delegate) may prescribe, a new Subscription Agreement that indicates such election. Unless otherwise provided by the Committee, an election pursuant to this Section 7(f) shall be effective no earlier than the first payroll period that starts after the Corporation’s receipt of such election.

8.	GRANT OF OPTION

(a)	On each Grant Date, each Eligible Employee who is a participant during that Offering Period shall be granted an Option to purchase a number of Shares. The Option shall be exercised on the Exercise Date. The number of Shares subject to the Option shall be determined by dividing the Participant’s Account balance as of the applicable Exercise Date by the Option Price, subject to the maximum determined pursuant to Section 4(b).

(b)	The Option Price per Share of the Shares subject to an Option for an Offering Period shall be the lesser of: (i) 85% of the Fair Market Value of a Share on the applicable Grant Date; or (ii) 85% of the Fair Market Value of a Share on the applicable Exercise Date.

(c)	Notwithstanding anything else contained herein, a person who is otherwise an Eligible Employee shall not be granted any Option (or any Option granted shall be subject to compliance with the following limitations) or other right to purchase Shares under this Plan to the extent:

(i) it would, if exercised, cause the person to own “stock” (as such term is defined for purposes of Section 423(b)(3) of the Code) possessing 5% or more of the total combined voting power or value of all classes of stock of the Corporation, or of any Parent, or of any Subsidiary; or

(ii) such Option causes such individual to have rights to purchase stock under this Plan and any other plan of the Corporation, any Parent, or any Subsidiary which is qualified under Section 423 of the Code which accrue at a rate which exceeds $25,000 of the fair market value of the stock of the Corporation, of any Parent, or of any Subsidiary (determined at the time the right to purchase such Stock is granted, before giving effect to any discounted purchase price under any such plan) for each calendar year in which such right is outstanding at any time.

For purposes of the foregoing, a right to purchase stock accrues when it first become exercisable during the calendar year. In determining whether the stock ownership of an Eligible Employee equals or exceeds the 5% limit set forth above, the rules of Section 424(d) of the Code (relating to attribution of stock ownership) shall apply, and stock which the Eligible Employee may purchase under outstanding options shall be treated as stock owned by the Eligible Employee.

9.	EXERCISE OF OPTION

Unless a Participant’s Plan participation is terminated as provided in Section 11, his or her Option for the purchase of Shares shall be exercised automatically on the Exercise Date for that Offering Period, without any further action on the Participant’s part, and the maximum number of whole Shares subject to such Option (subject to the Individual Limit set forth in Section 4(b) and the limitations contained in Section 8(c)) shall be purchased at the Option Price with the balance of such Participant’s Account.

If any amount which is not sufficient to purchase a whole Share remains in a Participant’s Account after the exercise of his or her Option on the Exercise Date: (i) such amount shall be credited to such Participant’s Account for the next Offering Period, if he or she is then a Participant; or (ii) if such Participant is not a Participant in the next Offering Period, or if the Committee so elects, such amount shall be refunded to such Participant as soon as administratively practicable after such date. If the Share limit of Section 4(a) is reached, any amount that remains in a Participant’s Account after the exercise of his or her Option on the Exercise Date to purchase the number of Shares that he or she is allocated shall be refunded to the Participant as soon as administratively practicable after such date.

If any amount which exceeds the Individual Limit set forth in Section 4(b) or one of the limitations set forth in Section 8(c) remains in a Participant’s Account after the exercise of his or her Option on the Exercise Date, such amount shall be refunded to the Participant as soon as administratively practicable after such date.

10.	DELIVERY

As soon as administratively practicable after the Exercise Date, the Corporation shall deliver to each Participant a certificate representing the Shares purchased upon exercise of his or her Option. The Corporation may make available an alternative arrangement for delivery of Shares to a recordkeeping service. The Committee (or its delegate), in its discretion, may either require or permit Participants to elect that such certificates representing the Shares purchased or to be purchased under the Plan be delivered to such recordkeeping service. In the event the Corporation is required to obtain from any commission or agency authority to issue any such certificate, the Corporation will seek to obtain such authority. If the Corporation is unable to obtain from any such commission or agency authority which counsel for the Corporation deems necessary for the lawful issuance of any such certificate, or if for any other reason the Corporation can not issue or deliver Shares and satisfy Section 21, the Corporation shall be relieved from liability to any Participant except that the Corporation shall return to each Participant the amount of the balance credited to his or her Account.

11.	TERMINATION OF EMPLOYMENT; CHANGE IN ELIGIBLE STATUS

(a)	Except as provided in the next paragraph, if a Participant ceases to be an Eligible Employee for any reason, or if the Participant elects to terminate and withdraw Contributions pursuant to Section 7(c), at any time prior to the last day of an Offering Period in which he or she participates, such Participant’s Account shall be paid to him or her in cash (or, in the event of the Participant’s death, to the person or persons entitled thereto under Section 13 in cash) as soon as administratively practicable but in no event more than sixty (60) days following such cessation or such election, and such Participant’s Option and participation in the Plan shall be automatically terminated.

If a Participant (i) ceases to be an Eligible Employee during an Offering Period but remains an employee of the Company through the Exercise Date, (ii) discontinues Contributions pursuant to Section 7(f), or (iii) during an Offering Period commences a sick leave, military leave, or other leave of absence approved by the Company, and the leave meets the requirements of Treasury Regulation Section 1.421-7(h)(2) and the Participant is an employee of the Company or on such leave as of the applicable Exercise Date, such Participant’s Contributions shall cease (subject to Section 7(d)), and the Contributions previously credited to the Participant’s Account for that Offering Period shall be used to exercise the Participant’s Option as of the applicable Exercise Date in accordance with Section 9 (unless the Participant makes a timely election to terminate and withdraw Contributions in accordance with Section 7(c), in which case such Participant’s Account shall be paid to him or her in cash in accordance with the foregoing paragraph).

(b)	A Participant’s termination from Plan participation precludes the Participant from again participating in this Plan during that Offering Period. However, such termination shall not have any effect upon his or her ability to participate in any succeeding Offering Period, provided that the applicable eligibility and participation requirements are again then met. A Participant’s termination from Plan participation shall be deemed to be a revocation of that Participant’s Subscription Agreement and such Participant must file a new Subscription Agreement to resume Plan participation in any succeeding Offering Period.

(c)

For purposes of this Plan, if a Participating Subsidiary ceases to be a Subsidiary, each person employed by that Subsidiary will be deemed to have terminated employment for purposes of this Plan and will no longer be an Eligible Employee, unless the person continues as an Eligible Employee in respect of another Company entity.

12.	ADMINISTRATION

(a)	The Board shall appoint the Committee, which shall be composed of not less than two members of the Board. The Board may, at any time, increase or decrease the number of members of the Committee, may remove from membership on the Committee all or any portion of its members, and may appoint such person or persons as it desires to fill any vacancy existing on the Committee, whether caused by removal, resignation, or otherwise. The Board may also, at any time, assume the administration of this Plan, in which case references to the “Committee” shall be deemed to be references to the Board.

(b)	The Committee shall supervise and administer this Plan and shall have full power and discretion to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of this Plan and not inconsistent with the terms of this Plan, and to make all other determinations necessary or advisable for the administration of this Plan. The Committee shall act by majority vote or by unanimous written consent. No member of the Committee shall be entitled to act on or decide any matter relating solely to himself or herself or solely to any of his or her rights or benefits under this Plan. The Committee shall have full power and discretionary authority to construe and interpret the terms and conditions of this Plan, which construction or interpretation shall be final and binding on all parties including the Company, Participants and beneficiaries. The Committee may delegate ministerial non-discretionary functions to third parties, including individuals who are officers or employees of the Corporation.

(c)	Subject only to compliance with the express provisions hereof, the Board and Committee may act in their absolute discretion in matters within their authority related to this Plan. Any action taken by, or inaction of, the Corporation, any Participating Subsidiary, the Board or the Committee relating or pursuant to this Plan shall be within the absolute discretion of that entity or body and will be conclusive and binding upon all persons. In making any determination or in taking or not taking any action under this Plan, the Board or Committee, as the case may be, may obtain and may rely on the advice of experts, including professional advisors to the Corporation. No member of the Board or Committee, or officer or agent of the Company, will be liable for any action, omission or decision under the Plan taken, made or omitted in good faith.

13.	DESIGNATION OF BENEFICIARY

(a)	A Participant shall file, on a form and in a manner prescribed by the Committee (or its delegate), a written designation of a beneficiary who is to receive any Shares or cash from such Participant’s Account under this Plan in the event of such Participant’s death. If a Participant’s death occurs subsequent to the end of an Offering Period but prior to the delivery to him or her of any Shares deliverable under the terms of this Plan, such Shares and any remaining balance of such Participant’s Account shall be paid to such beneficiary (or such other person as set forth in Section l3(b)) as soon as administratively practicable after the Corporation receives notice (in a form acceptable to the Committee) of such Participant’s death and any outstanding unexercised Option shall terminate. If a Participant’s death occurs at any other time, the balance of such Participant’s Account shall be paid to such beneficiary (or such other person as set forth in Section l3(b)) in cash as soon as administratively practicable after the Corporation receives notice of such Participant’s death and such Participant’s Option shall terminate. If a Participant is married and the designated beneficiary is not his or her spouse, spousal consent shall be required for such designation to be effective unless it is established (to the satisfaction of the Committee or its delegate) that there is no spouse or that the spouse cannot be located. The Committee may rely on the last designation of a beneficiary filed by a Participant in accordance with this Plan.

(b)	Beneficiary designations may be changed by the Participant (and his or her spouse, if required) at any time on forms provided and in the manner prescribed by the Committee (or its delegate). If a Participant dies with no validly designated beneficiary under this Plan who is living at the time of such Participant’s death, the Corporation shall deliver all Shares and/or cash payable pursuant to the terms hereof to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed, the Corporation, in its discretion, may deliver such Shares and/or cash to the spouse or to anyone or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Corporation, then to such other person as the Corporation may designate.

14.	TRANSFERABILITY

Neither Contributions credited to a Participant’s Account nor any Options or rights with respect to the exercise of Options or right to receive Shares under this Plan may be anticipated, alienated, encumbered, assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 13) by the Participant. Any such attempt at anticipation, alienation, encumbrance, assignment, transfer, pledge or other disposition shall be without effect and all amounts shall be paid and all Shares shall be delivered in accordance with the provisions of this Plan. Amounts payable or Shares deliverable pursuant to this Plan shall be paid or delivered only to the Participant or, in the event of the Participant’s death, to the Participant’s beneficiary pursuant to Section 13.

15.	USE OF FUNDS; INTEREST

All Contributions received or held by the Corporation under this Plan will be included in the general assets of the Corporation and may be used for any corporate purpose. Notwithstanding anything else contained herein to the contrary, no interest will be paid to any Participant or credited to his or her Account under this Plan (in respect of Account balances, refunds of Account balances, or otherwise).

16.	REPORTS

Statements shall be provided to Participants as soon as administratively practicable following each Exercise Date. Each Participant’s statement shall set forth, as of such Exercise Date, that Participant’s Account balance immediately prior to the exercise of his or her Option, the Option Price, the number of whole Shares purchased and his or her remaining Account balance, if any.

17.	ADJUSTMENTS OF AND CHANGES IN THE STOCK

Upon or in contemplation of any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend), or reverse stock split; any merger, combination, consolidation, or other reorganization; split-up, spin-off, or any similar extraordinary dividend distribution in respect of the Common Stock (whether in the form of securities or property); any exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; or a sale of substantially all the assets of the Corporation as an entirety occurs; then the Committee shall, in such manner, to such extent (if any) and at such time as it deems appropriate and equitable in the circumstances:

(a)	proportionately adjust any or all of (i) the number and type of Shares or the number and type of other securities that thereafter may be made the subject of Options (including the specific maxima and numbers of Shares set forth elsewhere in this Plan), (ii) the number, amount and type of Shares (or other securities or property) subject to any or all outstanding Options, (iii) the Option Price of any or all outstanding Options, or (iv) the securities, cash or other property deliverable upon exercise of any outstanding Options; or

(b)

make provision for a cash payment or for the substitution or exchange of any or all outstanding Options for cash, securities or property to be delivered to the holders of any or all outstanding Options based upon the distribution or consideration payable to holders of the Common Stock upon or in respect of such event.

The Committee may adopt such valuation methodologies for outstanding Options as it deems reasonable in the event of a cash or property settlement and, without limitation on other methodologies, may base such settlement solely upon the excess (if any) of the amount payable upon or in respect of such event over the exercise or strike price of the Option.

In any of such events, the Committee may take such action sufficiently prior to such event to the extent that the Committee deems the action necessary to permit the Participant to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is or will be available to stockholders generally.

18.	POSSIBLE EARLY TERMINATION OF PLAN AND OPTIONS

Upon a dissolution of the Corporation, or any other event described in Section 17 that the Corporation does not survive, the Plan shall terminate, and if such event occurs prior to the last day of an Offering Period, any outstanding Option granted with respect to that Offering Period shall also terminate. However, termination of the Plan or of any Option under this Section 18 shall be subject to any provision that has been expressly made by the Board for the survival, substitution, assumption, exchange or other settlement of the Plan and Options. In the event a Participant’s Option is terminated pursuant to this Section 18 without a provision having been made by the Board for a substitution, exchange or other settlement of the Option, such Participant’s Account shall be paid to him or her in cash without interest.

19.	TERM OF PLAN; AMENDMENT OR TERMINATION

(a)	This Plan originally became effective as of the Effective Date. This amendment and restatement of the Plan was adopted by the Board of Directors of the Company on August 15, 2011 and it will become effective (the “Restatement Effective Date”), when it is approved by the Company’s stockholders. No new Offering Periods shall commence on or after the day before the tenth anniversary of the Restatement Effective Date and this Plan shall terminate as of the Exercise Date on or immediately following such date unless sooner terminated pursuant to Section 4, Section 18, or this Section 19.

(b)	The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part, without notice (including, without limitation, the limits of Sections 4(b), 6(b)(ii), and 6(b)(iii)). Stockholder approval for any amendment or modification shall not be required, except to the extent required by applicable law or required under Section 423 of the Code in order to preserve the intended tax consequences of this Plan, or otherwise deemed necessary or advisable by the Board. No Options may be granted during any suspension of this Plan or after the termination of this Plan, but the Committee will retain jurisdiction as to Options then outstanding in accordance with the terms of this Plan. No amendment, modification, or termination pursuant to this Section 19(b) shall, without written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of such Participant or obligations of the Corporation under any Option granted under this Plan prior to the effective date of such change. Changes contemplated by Section 17 or Section 18 shall not be deemed to constitute changes or amendments requiring Participant consent. Notwithstanding the foregoing, the Committee shall have the right to designate from time to time the Subsidiaries whose employees may be eligible to participate in this Plan and such designation shall not constitute any amendment to this Plan requiring stockholder approval.

20.	NOTICES

All notices or other communications by a Participant to the Corporation contemplated by this Plan shall be deemed to have been duly given when received in the form and manner specified by the Committee (or its delegate) at the location, or by the person, designated by the Committee (or its delegate) for that purpose.

21.	CONDITIONS UPON ISSUANCE OF SHARES

This Plan, the granting of Options under this Plan and the offer, issuance and delivery of Shares are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities laws) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Corporation and as a condition precedent to the exercise of his or her Option, provide such assurances and representations to the Corporation as the Committee may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

22.	PLAN CONSTRUCTION

(a)	It is the intent of the Corporation that transactions involving Options under this Plan in the case of Participants who are or may be subject to the prohibitions of Section 16 of the Exchange Act satisfy the requirements for applicable exemptions under Rule 16 promulgated by the Securities Exchange Commission under Section 16 of the Exchange Act so that such persons (unless they otherwise agree) will be entitled to the exemptive relief of Rule l6b-3 or other exemptive rules under Section 16 of the Exchange Act in respect of those transactions and will not be subject to avoidable liability thereunder.

(b)	This Plan and Options are intended to qualify under Section 423 of the Code.

(c)	If any provision of this Plan or of any Option would otherwise frustrate or conflict with the intents expressed above, that provision to the extent possible shall be interpreted so as to avoid such conflict. If the conflict remains irreconcilable, the Committee may disregard the provision if it concludes that to do so furthers the interest of the Corporation and is consistent with the purposes of this Plan as to such persons in the circumstances.

23.	EMPLOYEES’ RIGHTS

(a)	Nothing in this Plan (or in any other documents related to this Plan) will confer upon any Eligible Employee or Participant any right to continue in the employ or other service of the Company, constitute any contract or agreement of employment or other service or effect an employee’s status as an employee at will, nor shall interfere in any way with the right of the Company to change such person’s compensation or other benefits or to terminate his or her employment or other service with or without cause. Nothing contained in this Section 23(a), however, is intended to adversely affect any express independent right of any such person under a separate employment or service contract other than a Subscription Agreement.

(b)	No Participant or other person will have any right, title or interest in any fund or in any specific asset (including Shares) of the Company by reason of any Option hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan will create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company and any Participant or other person. To the extent that a Participant or other person acquires a right to receive payment pursuant to this Plan, such right will be no greater than the right of any unsecured general creditor of the Corporation. No special or separate reserve, fund or deposit will be made to assure any such payment.

(c)	A Participant will not be entitled to any privilege of stock ownership as to any Shares not actually delivered to and held of record by the Participant. No adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

24.	MISCELLANEOUS

(a)	This Plan, the Options, and related documents shall be governed by, and construed in accordance with, the laws of the State of Delaware. If any provision shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

(b)	Captions and headings are given to the sections of this Plan solely as a convenience to facilitate reference. Such captions and headings shall not be deemed in any way material or relevant to the construction of interpretation of this Plan or any provision hereof.

(c)	The adoption of this Plan shall not affect any other Company compensation or incentive plans in effect. Nothing in this Plan will limit or be deemed to limit the authority of the Board or Committee (i) to establish any other forms of incentives or compensation for employees of the Company (with or without reference to the Common Stock), or (ii) to grant or assume options (outside the scope of and in addition to those contemplated by this Plan) in connection with any proper corporate purpose; to the extent consistent with any other plan or authority.

(d)	Benefits received by a Participant under an Option granted pursuant to this Plan shall not be deemed a part of the Participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Company, except where the Committee or the Board expressly otherwise provides or authorizes in writing.

25.	EFFECTIVE DATE

Notwithstanding anything else contained herein to the contrary, the effectiveness of this Plan is subject to the approval of this Plan by the stockholders of the Corporation within twelve months of the Effective Date. Notwithstanding anything else contained herein to the contrary, no Shares shall be issued or delivered under this Plan until such stockholder approval is obtained and, if such stockholder approval is not obtained within such twelve-month period of time, all Contributions credited to a Participant’s Account hereunder shall be refunded to such Participant (without interest) as soon as practicable after the end of such twelve-month period.

26.	TAX WITHHOLDING

Notwithstanding anything else contained in this Plan herein to the contrary, the Company may deduct from a Participant’s Account balance as of an Exercise Date, before the exercise of the Participant’s Option is given effect on such date, the amount of any taxes which the Company reasonably determines it may be required to withhold with respect to such exercise. In such event, the maximum number of whole Shares subject to such Option (subject to the other limits set forth in this Plan) shall be purchased at the Option Price with the balance of the Participant’s Account (after reduction for the tax withholding amount).

Should the Company for any reason be unable, or elect not to, satisfy its tax withholding obligations in the manner described in the preceding paragraph with respect to a Participant’s exercise of an Option, or should the Company reasonably determine that it has a tax withholding obligation with respect to a disposition of Shares acquired pursuant to the exercise of an Option prior to satisfaction of the holding period requirements of Section 423 of the Code, the Company shall have the right at its option to (i) require the Participant to pay or provide for payment of the amount of any taxes which the Company reasonably determines that it is required to withhold with respect to such event or (ii) deduct from any amount otherwise payable to or for the account of the Participant the amount of any taxes which the Company reasonably determines that it is required to withhold with respect to such event.

27.	NOTICE OF SALE

Any person who has acquired Shares under this Plan shall give prompt written notice to the Corporation of any sale or other transfer of the Shares if such sale or transfer occurs (i) within the two-year period after the

Grant Date of the Offering Period with respect to which such Shares were acquired, or (ii) within the twelve-month period after the Exercise Date of the Offering Period with respect to which such Shares were acquired.

28.	ARBITRATION

Any controversy arising out of or relating to this Plan, and/or the Subscription Agreement, their enforcement or interpretation, or because of an alleged breach, default, or misrepresentation in connection with any of their provisions, or any other controversy arising out of or related to the Option, including, but not limited to, any state or federal statutory claims, shall be submitted to arbitration in Los Angeles County, California, before a sole arbitrator selected from Judicial Arbitration and Mediation Services, Inc., Los Angeles County, California, or its successor (“JAMS”), or if JAMS is no longer able to supply the arbitrator, such arbitrator shall be selected from the American Arbitration Association, and shall be conducted in accordance with the provisions of California Code of Civil Procedure §§ 1280 et seq. as the exclusive forum for the resolution of such dispute; provided, however, that provisional injunctive relief may, but need not, be sought by any interested party to this Plan and/or the Subscription Agreement in a court of law while arbitration proceedings are pending, and any provisional injunctive relief granted by such court shall remain effective until the matter is finally determined by the arbitrator. Final resolution of any dispute through arbitration may include any remedy or relief which the arbitrator deems just and equitable, including any and all remedies provided by applicable state or federal statutes. At the conclusion of the arbitration, the arbitrator shall issue a written decision that sets forth the essential findings and conclusions upon which the arbitrator’s award or decision is based. Any award or relief granted by the arbitrator hereunder shall be final and binding on the parties hereto and may be enforced by any court of competent jurisdiction. The parties acknowledge and agree that they are hereby waiving any rights to trial by jury in any action, proceeding or counterclaim brought by either of the parties against the other in connection with any matter whatsoever arising out of or in any way connected with any of the matters referenced in the first sentence above. The parties agree that Corporation shall be responsible for payment of the forum costs of any arbitration hereunder, including the arbitrator’s fee. The parties further agree that in any proceeding with respect to such matters, each party shall bear its own attorney’s fees and costs (other than forum costs associated with the arbitration) incurred by it or him or her in connection with the resolution of the dispute.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the date of the 2011 Annual Meeting of Stockholders.

KORN/FERRY INTERNATIONAL	INTERNET http://www.proxyvoting.com/kfy Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

05270

▼ FOLD AND DETACH HERE ▼

This Proxy, when properly executed, will be voted in the manner directed by the stockholder. If no direction is given, this Proxy will be voted “FOR” the election of all nominees listed as directors, “FOR” proposals 2, 3 and 5, and “FOR EVERY 1 YEAR” for proposal 4.

Please mark your votes as indicated in this example	☒

	FOR ALL	WITHHOLD FOR ALL	*EXCEPTIONS				FOR	AGAINST	ABSTAIN
1. Election of the three nominees named below to serve on the Board of Directors until the 2014 Annual Meeting of Stockholders:	☐	☐	☐	2.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s 2012 fiscal year.		☐	☐	☐

01 Gerhard Schulmeyer 02 Harry L. You 03 Debra J. Perry				3.	Proposal to approve the advisory (non-binding) resolution regarding executive compensation.		☐	☐	☐

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.) *Exceptions				4.	Advisory vote (non-binding) on the frequency of holding future advisory votes on executive compensation.	1 YEAR ☐	2 YEARS ☐	3 YEARS ☐	ABSTAIN ☐

				5.	Amendment and restatement of Employee Stock Purchase Plan.		FOR ☐	AGAINST ☐	ABSTAIN ☐
					IMPORTANT PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

							Mark Here for Address Change or Comments SEE REVERSE		☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature	Signature	Date

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on September 28, 2011.

The Proxy Statement and Annual Report to Stockholders are available at:

http://ir.kornferry.com

▼ FOLD AND DETACH HERE ▼

PROXY FOR THE 2011 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders, to be held on September 28, 2011, and the related Proxy Statement and Korn/Ferry International’s Annual Report on Form 10-K for the fiscal year ended April 30, 2011, and hereby appoints Gary D. Burnison and Michael A. DiGregorio, and each of them the attorney(s), agent(s) and proxy(ies) of the undersigned, with full power of substitution, to vote all stock of Korn/Ferry International which the undersigned is entitled to vote, for the matters indicated on the reverse side of this proxy card in the manner designated on the reverse side, or if not indicated by the undersigned in their discretion, and to vote in their discretion with respect to such other matters (including matters incident to the conduct of the meeting) as may properly come before the meeting and all adjournments and postponements thereof.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF ALL NOMINEES LISTED IN PROPOSAL 1 AS DIRECTORS, “FOR” PROPOSALS 2 (RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM), 3 (ADVISORY VOTE ON EXECUTIVE COMPENSATION) AND 5 (AMENDMENT AND RESTATEMENT OF EMPLOYEE STOCK PURCHASE PLAN) AND “FOR EVERY 1 YEAR” FOR PROPOSAL 4 (ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION).

Address Change/Comments (Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

05270

(Continued and to be marked, dated and signed, on the other side)